UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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Zogenix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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ZOGENIX
Rare Disease Therapies

Notice of 2021 Annual Meeting & Proxy Statement

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April       , 2021

Dear Fellow Shareholders,

At Zogenix, we are deeply motivated by the needs of rare disease patients and their families. Guided by our values of compassion, courage, collaboration, and excellence, our team had a very productive 2020 – despite the disruptions brought on by the COVID-19 pandemic. With our first rare disease therapy, FINTEPLA® (fenfluramine) oral solution now approved and launched in the U.S. and European Union for Dravet syndrome, we are proud to begin 2021 with the successful commercialization of this transformative therapy well underway.

This will be another pivotal year for Zogenix as we expand the geographic availability of FINTEPLA and invest in research and development to further advance our pipeline. Our plans include expanding the epilepsy indications for FINTEPLA while also advancing MT1621, our potential breakthrough investigational therapy for a debilitating and often fatal mitochondrial disease called TK2 deficiency for which there are no approved therapies. Looking ahead to next-generation therapies, we are proud to have initiated an early-stage collaboration with Tevard Biosciences to identify and develop promising gene therapies for rare genetic epilepsies.

All of us at Zogenix are excited by the progress we are making and appreciate the strong support we continue to receive from the communities treating and affected by these diseases. Under the strategic leadership of our expanded Board of Directors and Executive Team, we believe that our focus on becoming a leading rare disease company driven by our heartfelt commitment to patients, positions the company for long-term success and shareholder value. This position is further enhanced by our commitment to diversity and inclusion led by a partnership between our DEI Committee and Human Resources.

We look forward to your participation in this year’s live WebEx on Thursday, May 27, 2021 at 9am Pacific time. Your vote is important. Whether you plan to participate in this year’s meeting or not, we encourage you to vote by mail or online, as outlined in this proxy.

Sincerely,

Stephen J. Farr, Ph.D.
Chief Executive Officer and Director

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date:	Thursday, May 27, 2021	Meeting Place:	Exclusively online at www.virtualshareholdermeeting.com/ZGNX2021
Meeting Time:	9:00 a.m., Pacific Time
Record Date:	March 29, 2021

Voting Methods

Via the Internet During the Meeting at: www.virtualshareholdermeeting.com/ZGNX2021 Via the Internet Before the Meeting at: www:proxyvote.com	Call Toll-Free: 1-800-690-6903	Mail Signed Proxy Card Using the Provided Postage-Paid Envelope

Meeting Agenda

The annual meeting of stockholders of Zogenix, Inc. is being convened for the following purposes:

1.	To elect three directors for a three-year term to expire at the 2024 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

4.	To consider and vote upon the approval of an amendment and restatement of our 2010 Equity Incentive Award Plan;

5.	To consider and vote upon the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000; and

6.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on March 29, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. For our annual meeting, we have elected to use the internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter, and how to vote your shares via the internet or by telephone. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

Whether or not you expect to attend the virtual annual meeting, please vote via the internet or by telephone as instructed in these materials, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting.

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By Order of the Board of Directors,
/s/ Shawnte M. Mitchell
Shawnte M. Mitchell

Executive Vice President, General Counsel and Corporate Secretary

Emeryville, California

April       , 2021

Your vote is important. Please vote your shares whether or not you plan to attend the virtual annual meeting.

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Proxy Statement Summary

This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

	Place	Record Date	Voting
9:00 a.m., Pacific Time, May 27, 2021	Virtual Meeting available at: www.virtualshareholdermeeting.com/ZGNX2021	March 29, 2021	Shareholders as of the record date are entitled to vote

Agenda and Voting Recommendations

Proposal No.	Description	Board Recommendation	Page
1	Election of Class II Directors	✔ FOR each nominee	8
2	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021	✔ FOR	20
3	Approval, on an advisory basis, of the compensation of our named executive officers	✔ FOR	22
4	Approval of an amendment and restatement of our 2010 Equity Incentive Award Plan	✔ FOR	22
5	Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000	✔ FOR	33

Board of Directors and Director Nominees

The following table provides summary information about each director and nominee for Class II director. Each director is elected by a majority of votes cast.

Nominee	Age	Director Since	Term Expires	Principal Occupation	Committees
James B. Breitmeyer, M.D., Ph.D.	67	2014	2021	President and CEO of Oncternal Therapeutics, Inc.	Compensation Committee
Stephen J. Farr, Ph.D.	62	2015	2021	Chief Executive Officer and President of Zogenix, Inc.
Mary E. Stutts	65	2020	2021	Senior Vice President, Corporate Relations of Sumitovant Biopharma Ltd.

Director
Louis C. Bock.	56	2006	2023	Venture Partner at Santé Ventures	Audit Committee; Nominating/Corporate Governance Committee
Cam L. Garner	72	2006	2023	Co-Founder and Chairman of Zogenix, Inc.	Nominating/Corporate Governance Committee
Caroline M. Loewy	54	2020	2023	Strategic Business and Financial Advisor
Erle T. Mast	58	2008	2022	Former Healthcare Executive	Audit Committee; Nominating/Corporate Governance Committee
Renee Tannenbaum, Pharm.D.	69	2015	2022	Vice President of Global Partnering of Halozyme, Inc.	Compensation Committee
Denelle J. Waynick	53	2020	2022	General Counsel and Corporate Secretary of MyoKardia, Inc.
Mark Wiggins	65	2011	2023	Chief Business Officer of Tracon Pharmaceuticals, Inc.	Audit Committee; Compensation Committee

Corporate Governance Highlights

The Company is committed to good corporate governance practices, which we believe recognize shareholder interests and support the success of our business. Our corporate governance practices are highlighted below:

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Number of directors	10
Directors who attended at least 75% of board and committee meetings	10
100% independent audit, compensation and nominating/corporate governance committees	✓
Annual Board self-evaluations	✓
Corporate governance guidelines	✓
Corporate governance guidelines formalize the consideration of diversity factors for director nominees	✓
Majority voting in uncontested elections	✓
All employees, officers and directors must adhere to a Code of Conduct and Business Ethics	✓
Percentage of directors who are independent	90%
Strong and active lead independent director	✓
Board and committees may engage outside advisors independent of management	✓
Active shareholder engagement program	✓
Corporate Social Responsibility Program	✓

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5959 Horton Street, Suite 500, Emeryville, CA 94608

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 27, 2021

The board of directors of Zogenix, Inc. is soliciting your proxy for use at the annual meeting of stockholders to be held on Thursday, May 27, 2021 at 9:00 a.m., Pacific Time, via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/ZGNX2021.

In accordance with SEC rules, we are making our proxy materials available at www.proxyvote.com with an option to request a printed set be mailed to you. We expect to begin mailing a Notice of Internet Availability of Proxy Materials on or about April 16, 2021 to all stockholders of record entitled to vote at the annual meeting. The notice contains instructions for viewing the proxy materials and voting online and requesting a printed set of proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 27, 2021: This proxy statement and our annual report are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT AM I VOTING ON?

There are five proposals scheduled for a vote:

Proposal 1: To elect three (3) directors:

•	James B. Breitmeyer, M.D., Ph.D.,

•	Stephen J. Farr, Ph.D., and

•	Mary E. Stutts.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

Proposal 4: Approval of an amendment and restatement to our 2010 Equity Incentive Plan.

Proposal 5: Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000.

WHO CAN VOTE AT THE MEETING?

Only stockholders who owned our common stock on March 29, 2021 are entitled to vote at the annual meeting. On this record date, there were 55,812,590 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

HOW MANY VOTES DO I HAVE?

Each share of our common stock that you own as of March 29, 2021 entitles you to one vote.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with SEC rules, and in order to expedite our stockholders’ receipt of proxy materials, lower our costs and reduce the environmental impact of the annual meeting, we are making our proxy materials available to stockholders primarily over the internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders instead of a paper copy of the full set of proxy materials. As explained in the Notice, you can view our proxy materials and vote online by visiting www.proxyvote.com and having available the 16-digit control number contained in your Notice. If you received a Notice, you will not receive a printed copy of the proxy materials

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unless you request one by following the instructions provided in the Notice. Should you request it, a printed set of proxy materials will be provided free of charge. Requests for a printed set of proxy materials should be made before May 13, 2020 to facilitate timely delivery.

WHY IS ZOGENIX HOSTING THE ANNUAL MEETING IN A VIRTUAL MEETING FORMAT ONLY?

In light of public health concerns, this year’s annual meeting will be held in a virtual meeting format only, via a live audio-only webcast. There is no physical location for the annual meeting. The virtual annual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?

Stockholders of record as of March 29, 2021 will be able to attend and participate in the annual meeting online by accessing www.virtualshareholdermeeting.com/ZGNX2021. To join the annual meeting, you will need to have your 16-digit control number which is included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you subsequently decide not to attend the annual meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. Pacific Time on May 27, 2021. We encourage our stockholders to access the meeting website prior to the start time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system.

Log in Procedures. To attend the virtual annual meeting, visit www.virtualshareholdermeeting.com/ZGNX2021 to log in. Stockholders will need their unique 16-digit control number which appears on your Notice (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other agent as soon as possible and no later than May 1, 2021, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting. Stockholders may submit questions during the annual meeting after logging into www.virtualshareholdermeeting.com/ZGNX2021. Stockholders will need their 16-digit control number which appears on their Notice and proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the annual meeting’s rules of conduct that are pertinent to Zogenix and the meeting matters, as time permits. In order to promote fairness, efficient use of time and in order to give an opportunity for all interested stockholders to ask questions, we may respond to up to two questions from a single stockholder.

Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual annual meeting, we will have technicians ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

HOW DO I VOTE BY PROXY?

With respect to the election of directors, shareholders may (a) vote “For” each of the nominees; (b) vote “Against” each of the nominees; or (c) abstain from voting on the election of one or more of the nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the approval of the amendment and restatement to our 2010 Equity Incentive Plan, you may vote “For” or “Against” or abstain from voting. With respect to the vote to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, you may vote “For” or “Against” or abstain from voting.

The manner in which your shares may be voted depends on how your shares are held.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record (i.e. you hold shares directly in your name), there are several ways for you to

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vote your shares. Whether or not you expect to attend the virtual annual meeting, we urge you to vote by proxy in advance of the meeting to ensure that your vote is counted.

VOTE BY INTERNET:

–	Before the Annual Meeting. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice, proxy card or voting instructions form that is sent to you. Votes submitted through the internet must be received by 11:59 p.m., Eastern Time, on May 26, 2021.

–	During the Virtual Annual Meeting. You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting, visit www.virtualshareholdermeeting.com/ZGNX2021 on the day of the meeting; you will need the 16-digit control number provided on your Notice, proxy card or the instructions that accompanied your proxy materials.

VOTE BY TELEPHONE: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice, proxy card or voting instructions form that was sent to you. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2020.

VOTE BY MAIL: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting via the internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If on March 29, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, agent or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization rather than from Zogenix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You are also invited to virtually attend the annual meeting and vote during the meeting by following the instructions above under the heading “Vote by Internet – During the Virtual Annual Meeting.”

MAY I REVOKE MY PROXY?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Shawnte M. Mitchell, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote during the virtual annual meeting.

WHAT CONSTITUTES A QUORUM?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 29, 2021, or approximately 27,906,296 shares, constitutes a quorum at the meeting, permitting us to conduct our business. Holders will be deemed present “in person” at the annual meeting by visiting www.virtualshareholdermeeting.com/ZGNX2021 on the day of the annual meeting and properly registering their attendance by using the 16-digit control number provided on the Notice or your proxy card (if applicable).

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly

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cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Approval of an Amendment and Restatement to the Company’s 2010 Equity Incentive Award Plan. The approval of the amendment and restatement of our 2010 Equity Incentive Award Plan must receive “For” votes, either in person or by proxy, from holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 5: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock. The approval of an amendment to our Amended and Restated Certificate of Incorporation must receive “For” votes, either in person or by proxy, from the holders of a majority of the outstanding shares of common stock.

Voting results will be tabulated and certified by Broadridge Financial Solutions, Inc. (“Broadridge”), an independent agent retained by our board of directors to tabulate stockholder votes.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, whether our stockholders have approved the compensation of the named executive officers, the amendment and restatement of our 2010 Equity Incentive Award Plan, and the amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, the advisory vote to approve the compensation of the named executive officers and the amendment and restatement of our 2010 Equity Incentive Award Plan, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP and the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock are expected to be considered routine matters on which a broker or other nominee has discretionary authority to vote. As a result, these proposals are not expected to have any broker non-votes.

WHO IS PAYING THE COSTS OF SOLICITING THESE PROXIES?

We will pay all of the costs of soliciting these proxies. We have engaged Okapi Partners as the proxy solicitor for the annual meeting for a fee of $12,500 plus out-of-pocket expenses. Our directors, officers and other employees may also solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020 that we filed with the SEC on March 1, 2021, we will send you one without charge. Please write to:

Zogenix, Inc.

5959 Horton Street, Suite 500

Emeryville, California 94608

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.zogenix.com.

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HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of our Class II directors, James B. Breitmeyer, M.D., Ph.D. , Stephen J. Farr, Ph.D. and Mary E. Stutts will expire at the 2021 annual meeting.

The nominees for Class II director for election at the 2021 annual meeting are James B. Breitmeyer, M.D., Ph.D. , Stephen J. Farr, Ph.D. and Mary E. Stutts. If Drs. Breitmeyer and Farr and Ms. Stutts are elected at the 2021 annual meeting, each such individual will be elected to serve for a term of three years that will expire at our 2024 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Drs. Breitmeyer and Farr and Ms. Stutts are currently members of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating/corporate governance committee in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the
2024 Annual Meeting of Stockholders (Class II)

Name	Age	Position(s)
James B. Breitmeyer, M.D., Ph.D.	67	Director
Stephen J. Farr, Ph.D.	62	Chief Executive Officer, President and Director
Mary E. Stutts	65	Director

James B. Breitmeyer, M.D., Ph.D. has served as a member of our board of directors since March 2014. Since August 2015, Dr. Breitmeyer has served as President, CEO and Director of Oncternal Therapeutics, Inc. a clinical-stage oncology biotechnology company. Previously, he served as President of Bavarian Nordic, Inc. and Executive Vice President of Bavarian A/S, a multinational corporation headquartered in Denmark, from February 2013 to July 2015. He previously served as the acting Chief Medical Officer of our company from August 2012 to February 2013 in an advisory capacity, the Executive Vice President of Development and Chief Medical Officer of Cadence Pharmaceuticals Inc., from August 2006 to August 2012, and the Chief Medical Officer of Applied Molecular Evolution Inc., a wholly-owned subsidiary of Eli Lilly and Co. from December 2001 to August 2006. Dr. Breitmeyer has also served as President and Chief Executive Officer of the Harvard Clinical Research Institute and held a variety of positions at Serono Laboratories Inc. Dr. Breitmeyer currently serves on the board of directors of Otonomy, Inc., a publicly traded biotechnology company, where he serves on the audit and compensation committees. Dr. Breitmeyer served as a founding collaborator and scientific advisor to Immunogen, Inc., and held clinical and teaching positions at the Dana Farber Cancer Institute and Harvard Medical School. Dr. Breitmeyer earned his B.A. in Chemistry from the University of California, Santa Cruz and his M.D. and Ph.D. from Washington University School of Medicine and is Board Certified in Internal Medicine and Oncology. Dr. Breitmeyer’s extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, and significant expertise in the medical field, contributed to our board of directors’ conclusion that he should serve as a director of our company.

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Stephen J. Farr, Ph.D. is one of our co-founders and has served as our President and as a member of our board of directors since our inception in May 2006. Dr. Farr has served as our Chief Executive Officer since April 2015 and served as our Chief Operating Officer from our inception to March 2013. From 1995 to August 2006, Dr. Farr held positions of increasing responsibility within Aradigm Corporation, and he served most recently as Senior Vice President and Chief Scientific Officer with responsibility for research and development as well as business development. From 1986 to 1994, Dr. Farr was a tenured professor at the Welsh School of Pharmacy, Cardiff University, United Kingdom, concentrating in the area of biopharmaceutics. Dr. Farr currently is chair of the board of directors of Cerebral Therapeutics, Inc. and serves on the board of directors of Tevard Biosciences, Inc. and Flow Pharma, Inc. Dr. Farr served on the board of directors of SteadyMed Therapeutics, Inc. from 2012 until its acquisition by United Therapeutics Corporation in 2018. Dr. Farr is an adjunct Professor in the Department of Pharmaceutics, School of Pharmacy, Virginia Commonwealth University. Dr. Farr is a registered pharmacist in the United Kingdom and obtained his Ph.D. degree in Pharmaceutics from the University of Wales. As one of our co-founders and having served as our President since May 2006, Dr. Farr’s extensive knowledge of our business, its history and its culture, as well as his significant experience in research and development and thorough knowledge of the pharmaceutical product development process, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mary E. Stutts has served as a member of our board of directors since September 2020. Ms. Stutts has served as Senior Vice President, Corporate Relations of Sumitovant Biopharma Ltd. since 2020. Previously, Ms. Stutts served as Chief Inclusion, Diversity & Health Equity Officer at Stanford Health Care from 2017 to 2020. Prior to that role, she served as Vice President, External Affairs at Comcast NBCUniversal from 2013 to 2017. Ms. Stutts has also served as Vice President, Corporate Communications at Bristol-Myers Squibb from 2011 to 2013, Senior Vice President, Corporate Relations of Elan Pharmaceuticals LLC from 2008 to 2011, Vice President, Corporate Communications at UnitedHealth Group Incorporated from 2007-2008 and in various roles of increasing responsibility at Genetech, Inc. from 2001 to 2007. From 1998 to 2001 she served as Global Director Public Policy & Communications at Bayer Corporation and from 1990 to 1998, in various roles of increasing responsibility at Kaiser Permanente. Ms. Stutts holds a Masters of Health Administration from the University of Southern California and a B.A. from the University of Louisiana. Ms. Stutts’ extensive experience in the healthcare industry, her executive leadership in multiple pharmaceutical companies and her expertise in corporate communications, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2022 Annual Meeting of Stockholders (Class III)

Name	Age	Position(s)
Erle T. Mast	58	Director, Chairman of Audit Committee
Renee P. Tannenbaum, Pharm.D.	69	Director
Denelle J. Waynick	53	Director

Erle T. Mast has served as a member of our board of directors since May 2008. Mr. Mast was a co-founder of and served as Executive Vice President, Chief Financial Officer with Clovis Oncology, Inc., a biotechnology company, from May 2009 through March 2016. From July 2002 to May 2008, Mr. Mast served as Executive Vice President and Chief Financial Officer of Pharmion Corporation, until its acquisition by Celgene Corporation. From 2000 to 2002, after Elan Pharma International Ltd. acquired Dura Pharmaceuticals, Inc., Mr. Mast served as Chief Financial Officer for the Global Biopharmaceuticals business unit of Elan. From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura Pharmaceuticals. From 1984 to 1997, Mr. Mast held positions of increasing responsibility at Deloitte & Touche, LLP, serving most recently as partner, where he provided accounting, auditing and business consulting services to companies in various industries, including the healthcare, pharmaceutical, biotech and manufacturing industries. Mr. Mast served as a director for Sienna Biopharmaceuticals, Inc. from 2017 to 2018, for Somaxon Pharmaceuticals, Inc. from 2008 to 2013 and for Receptos Inc. from 2013 to 2015, each publicly traded biotechnology companies. Mr. Mast received his degree in Business Administration from California State University, Bakersfield. Mr. Mast’s experience as a chief financial officer of various companies in the healthcare industry and in providing accounting, auditing and consulting services while at Deloitte & Touche, LLP, as well as his

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expertise in management, accounting, treasury, and finance functions, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Renee P. Tannenbaum, Pharm.D. has served as a member of our board of directors since February 2015. Dr. Tannenbaum currently serves as Vice President of Global Partnering at Halozyme, Inc., where she is responsible for leading the team that executes business development activities and the company’s alliances through partnerships and collaborations. Dr. Tannenbaum was previously Head of Global Customer Excellence at AbbVie from October 2012 to January 2016, where she was responsible for building commercial capabilities for the organization. Previously, Dr. Tannenbaum served as President of Myrtle Potter & Company, LLC, a global life sciences consulting and advisory firm from April 2011 to October 2012 and Executive Vice President and Chief Commercial Officer at Elan Pharmaceuticals, Inc., from May 2009 to January 2011, where she was responsible for revenue generation for Elan’s marketed products, preparing for the commercialization of the company’s pipeline, including its Alzheimer’s portfolio, and strengthening the company’s overall commercial capabilities. Prior to her role at Elan, Dr. Tannenbaum was at Novartis Pharma AG for three years, where she led the Global Commercial Operations organization. Prior to that, Dr. Tannenbaum spent nine years at Bristol Myers Squibb and 16 years at Merck and Company, Inc. where she held a variety of leadership positions in operations and general management. Dr. Tannenbaum served as a director to Nordic Nanovector ASA, a publicly-traded company in Norway, and Cipher Pharmaceuticals, Inc. a Canadian publicly-traded company, from April to August 2016, Sharps Compliance Inc. from November 2012 to November 2014 and Immune Pharmaceuticals, Inc., a publicly-traded company, from August 2011 to October 2012. Dr. Tannenbaum retains a faculty position at the University of the Sciences’ Mayes College of Healthcare Business and Policy and serves as the Dean’s Professor. Dr. Tannenbaum received her Doctor of Pharmacy degree from the Philadelphia College of Pharmacy and Sciences, her MBA from Temple University, and her Bachelor of Science degree in Pharmacy from the University of Connecticut. Dr. Tannenbaum’s extensive experience in the biopharmaceutical industry, including providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Denelle J. Waynick has served as a member of our board of directors since September 2020. Ms. Waynick has more than 25 years of experience as a legal and strategic advisor across multiple sectors, including the biopharmaceutical industry. Ms. Waynick has served as General Counsel and Corporate Secretary of MyoKardia, Inc. since June 2020. Previously, Ms. Waynick served as Vice President, Legal Affairs, U.S. General Counsel, Secretary & Head of Global Enterprise Risk Management at UCB, Inc. from 2014 through June 2020. Prior to UCB, Ms. Waynick oversaw legal operations as Vice President, Legal Affairs, Global Brands at Actavis, Inc. (now AbbVie) from 2008 to 2014. She also served as Chief of Staff for the Office of the New Jersey Attorney General from January to October 2008 and served as Legal Director at Schering-Plough (now Merck) from 2003 to 2008. She began her legal career in the corporate law department of Paul Hastings in Los Angeles. Several years later, she joined the healthcare group at Gibbons P.C., in Newark, New Jersey, where she ultimately served as Partner. Ms. Waynick holds a J.D. from Howard University School of Law and a B.A. in Accounting from Rutgers, The State University of New Jersey-Newark. Ms. Waynick’s extensive experience in the biopharmaceutical industry, including providing strong leadership to numerous domestic and international biopharmaceutical companies and her expertise in compliance, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Term Expiring at the
2023 Annual Meeting of Stockholders (Class I)

Name	Age	Position(s)
Louis C. Bock	56	Director, Chairman of Nominating/Corporate Governance Committee
Cam L. Garner	72	Chairman of the Board of Directors
Caroline M. Loewy	54	Director
Mark Wiggins	65	Director, Chairman of Compensation Committee

Louis C. Bock has served as a member of our board of directors since August 2006. Since August 2014, Mr. Bock has served as a Venture Partner at Santé Ventures, a venture capital firm. From September 1997 to July 2014, he was Managing Director of Scale Venture Partners, a venture capital firm. Previously, Mr. Bock held various positions in research, project management, business development and sales at Gilead Sciences, Inc., from September 1989 to September 1997. Prior to Gilead, he was a research associate at Genentech, Inc. from November 1987 to September 1989. From May 2005 to July 2018, Mr. Bock served as a director of Orexigen Therapeutics, Inc., and from September 2013 to April 2016, he served as a director of Heat Biologics, Inc., both biotechnology companies. In addition, Mr. Bock is responsible for Scale Venture Partners’ prior investments in Seattle Genetics, Prestwick Pharmaceuticals, Inc. and Somaxon Pharmaceuticals, Inc. Mr. Bock received his B.S. in Biology from California State University, Chico and his M.B.A. from California State University, San Francisco. Mr. Bock’s extensive clinical and leadership experience in the biotechnology and biopharmaceutical industries, including experience in research, project management, business development and sales, and his membership on other companies’ boards of directors, including positions on other audit

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and nominating/corporate governance committees, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Cam L. Garner is one of our co-founders and has served as chairman of our board of directors since August 2006. Mr. Garner co-founded specialty pharmaceutical companies Cadence Pharmaceuticals, Inc. (acquired by Mallinckrodt plc in March 2014), Somaxon Pharmaceuticals, Inc. (sold to Pernix Therapeutics in March 2013), Evoke Pharma, Inc., Elevation Pharmaceuticals, Inc. (sold to Sunovion Pharmaceuticals Inc. in 2012), DJ Pharma (sold to Biovail Corporation in 2000), Verus Pharmaceuticals, Inc., Xcel Pharmaceuticals, Inc. (acquired by Valeant Pharmaceuticals International in 2005), Neurelis, Inc., Meritage Pharma, Inc. (sold to Shire plc in February 2015), and most recently, Kalyra Pharmaceuticals, Inc., OrPro Therapeutics, Inc., Alastin SkinCare and Zavante, Inc. He previously served as chairman of Cadence from May 2004 until March 2014, and served as chairman of Verus, Elevation and Meritage until their acquisition and Evoke since January 2007. Mr. Garner was Chief Executive Officer of Dura Pharmaceuticals, Inc. from 1989 to 1995 and its Chairman and Chief Executive Officer from 1995 to 2000, when it was sold to Elan. In addition to Zogenix, Mr. Garner currently serves as Chairman of Evoke Pharma, a publicly-traded company, OrPro and Alastin Skincare. Mr. Garner serves on the Executive Committee and Board of Advisors of UCSD Moores Cancer Center, San Diego. Mr. Garner earned his B.A. in Biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College. As one of our co-founders and having served as our chairman since August 2006, Mr. Garner’s extensive knowledge of our business, its history and its culture, his extensive experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Caroline M. Loewy has served as a member of our board of directors since September 2020. Ms. Loewy serves on public company boards, provides strategic advisory services, and has more than 25 years of experience in the biotechnology industry. Previously, she co-founded and served as Chief Financial Officer and Chief Business Officer of Achieve Life Sciences, Inc. from 2015 to 2017. Prior to that, she served as Chief Financial Officer of several life sciences companies, including Tobira Therapeutics, Inc. from 2012 to 2014, Corcept Therapeutics Incorporated from 2008 to 2011 and Poniard Pharmaceuticals, Inc. from 2006 to 2008. Ms. Loewy was also a senior biotechnology equity research analyst at Morgan Stanley, Inc. from 2000 to 2004 and Prudential Securities, Inc. from 1996 to 1999. She is a founding board member of the Global Genes Project and she is a member of the Steering Committee of the Forum for Collaborative Research in Rare Diseases. She is also a founding board member of the KCNQ2 Cure Alliance Foundation. Ms. Loewy serves on the boards of directors of CymaBay Therapeutics, Inc., Aptose Biosciences Inc., PhaseBio Pharmaceuticals, Inc. and Locust Walk Acquisition Corp. Ms. Loewy holds a B.A. from the University of California, Berkeley, and M.B.A./M.S. degrees from Carnegie Mellon University. Ms. Loewy’s extensive experience in the biotechnology industry, her executive leadership as chief financial officer of multiple biotechnology companies and her expertise in in finance, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Mark Wiggins has served as a member of our board of directors since May 2011. Since May 2018, Mr. Wiggins has served as Chief Business Officer of Tracon Pharmaceuticals, Inc., a clinical stage biopharmaceutical company. Before his current position, Mr. Wiggins was Senior Vice President of Business Development with Elcelyx Therapeutics, Inc., a biotechnology company from 2011 to 2015. Previously, he served as Chief Business Officer with Mpex Pharmaceuticals, a biopharmaceutical company, until its acquisition by Axcan Pharma, Inc. in 2011. From May 1998 to February 2009, Mr. Wiggins was employed at Biogen Idec, Inc., and its predecessor Idec Pharmaceuticals Corp., biotechnology companies, where he most recently served as Executive Vice President of Business Development. At Idec Pharmaceuticals, Mr. Wiggins was a member of the management committee for the collaboration with Genentech Inc. on Rituxan®. Prior to Biogen Idec, Mr. Wiggins spent fifteen years in a number of positions of increasing responsibility in marketing, marketing research and business development at Hybridon, Inc., Schering-Plough Corporation (now Merck), Johnson & Johnson and Pfizer, Inc. Mr. Wiggins’ business development transaction experience includes closing over 20 licensing deals and several global corporate partnerships and company acquisitions. Mr. Wiggins earned his B.S. degree in Finance from Syracuse University and his M.B.A. from the University of Arizona. Mr. Wiggins’ expertise in business development activities and the marketing of pharmaceutical products, as well as his extensive management experience within the biopharmaceutical industry, contributed to our board of directors’ conclusion that he should serve as a director of our company.

Independence of The Board Of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of our current directors, other than

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Stephen J. Farr, Ph.D., our Chief Executive Officer and President, qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.

BOARD LEADERSHIP STRUCTURE

Our board of directors is currently led by its chairman, Cam L. Garner. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. The audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our independent registered public accounting firm, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

BOARD OF DIRECTORS MEETINGS

During 2020, our board of directors met 11 times, including telephonic meetings, and in that year, all incumbent directors attended at least 75% of the aggregate number of meetings of the board and the committees on which they served, during the periods in which they served.

Committees Of The Board Of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.zogenix.com.

Audit Committee

The audit committee of our board of directors currently consists of Messrs. Mast (chairman and audit committee financial expert), Bock and Wiggins. The audit committee met four times during 2020, including telephonic meetings. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of the Exchange Act. In addition, our board of directors has determined that Mr. Mast qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our consolidated financial statements. The audit committee’s responsibilities include, among other things:

•	selecting and engaging our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

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•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Mr. Wiggins (chairman), Drs. Breitmeyer and Tannenbaum. The compensation committee met three times during 2020, including telephonic meetings. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and directors and recommend these plans to our board of directors. The compensation committee’s responsibilities include, among other things:

•	reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;

•	reviewing and recommending to the full board for approval the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers, including executive employment and severance agreements;

•	reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;

•	reviewing, approving and administering our benefit plans and the issuance of stock options and other awards under our equity incentive plans (other than any such awards that must be approved by the full board);

•	reviewing and discussing with management our compensation discussion and analysis to be included in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee and its members including compliance of the compensation committee with its charter.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee of our board of directors currently consists of Messrs. Bock (chairman), Garner and Mast. This committee met once during 2020. Our board of directors has determined that all members of the nominating/corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating/corporate governance committee is governed by a written charter approved by our board of directors. The nominating/corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating/corporate governance committee’s responsibilities include, among other things:

•	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	administering a policy for considering stockholder nominees for election to our board of directors;

•	evaluating and recommending candidates for election to our board of directors;

•	developing guidelines for board compensation;

•	overseeing our board of directors’ performance and self-evaluation process;

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•	reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

•	reviewing and evaluating, at least annually, the performance of the nominating/corporate governance committee and its members including compliance of the nominating/corporate governance committee with its charter.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in the United States of America and as to the effectiveness of the Company’s internal control over financial reporting, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee by Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the audit committee has discussed with Ernst & Young LLP their independence from Zogenix, Inc. and its management.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls including internal control over financial reporting and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in our annual report on Form 10-K for the year ended December 31, 2020 filed by the company with the Securities and Exchange Commission. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Erle T. Mast (Chairman)

Louis C. Bock

Mark Wiggins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Wiggins (chairman) and Drs. Breitmeyer and Tannenbaum served on the compensation committee during 2020. None of the members of our compensation committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

DIRECTOR NOMINATION PROCESS

Director Qualifications

In evaluating director nominees the nominating/corporate governance committee will consider among other things the following factors:

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•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	commercialization experience in large pharmaceutical companies;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment.

The nominating/corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating/corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating/corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating/corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating/corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating/corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating/corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating/corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating/corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating/corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating/corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating/corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating/corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating/corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating/corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating/corporate governance committee makes its recommendation to our board of directors. The nominating/corporate governance committee has utilized the third-party search firm of Spencer Stuart to assist with the identification of qualified board of director candidates.

The nominating/corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

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Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating/corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2022 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

BOARD DIVERSITY

While we do not have a formal policy regarding the diversity of the board of directors, we believe the board is diverse based on gender and ethnicity, as reflected in the charts below. The nominating/corporate governance committee considers the board of director’s overall composition when considering director candidates, including whether the board of directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of our current and expected future needs.

In addition, the nominating/corporate governance committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the board of directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All directors attended the 2020 annual meeting of stockholders held on May 29, 2020, either in person or by telephone.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary at Zogenix, Inc., Attn: Corporate Secretary, 5959 Horton Street, Suite 500, Emeryville, California 94608. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

CORPORATE GOVERNANCE

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating/Corporate Governance Committee Charter are available, free of

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charge, on our website at www.zogenix.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Zogenix, Inc., Attention: Corporate Secretary, 5959 Horton Street, Suite 500, Emeryville, California 94608.

Director Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees.

Our non-employee directors receive an annual cash retainer for service on the board of directors, plus reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at board and board committee meetings, as well as additional retainers for service as our chairman of our board of directors (however the total cash compensation paid to the chairman of the board in all capacities cannot exceed $100,000 in any calendar year), as follows:

Service	Annual Retainer
Board Service	$40,000
Non-employee director	$40,000
Additional retainer - chairperson	$60,000
Audit Committee Service
Chair	$25,000
Member	$10,000
Compensation Committee Service
Chair	$15,000
Member	$7,500
Nominating/Corporate Governance Committee Service
Chair	$10,000
Member	$5,000

Pursuant to our non-employee director compensation policy, any non-employee director who is first elected to the board of directors on the date of his or her initial election to the board of directors, and each non-employee director continuing in service as a non-employee director as of the date of each annual stockholder meeting is receives a stock option grant as follows:

	Number of shares	Vesting Schedule
Initial option grant	20,000	36 monthly installments
Annual option grant	13,000	12 monthly installments

The initial options granted to non-employee directors will vest over three years in 36 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The annual options granted to non-employee directors described above will vest over one year in 12 equal monthly installments, subject to the director’s continuing service on our board of directors on those dates. The term of each option granted to a non-employee director will be ten years and will remain exercisable for a period of 12 months following a director’s termination of service. These options are granted under the amended and restated 2010 Equity Incentive Award Plan. All options have an exercise price per share equal to the fair market value of our common stock on the date of grant.

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The following table summarizes the compensation earned or paid to non-employee directors during 2020. Dr. Farr is not included in the following table as he served as an executive officer during 2020 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below. Dr. Farr does not receive any compensation for his service as a member of the board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Louis C. Bock	60,000	236,487	296,487
James B. Breitmeyer, M.D., Ph.D.	47,500	236,487	283,987
Cam L. Garner	100,000	236,487	336,487
Caroline M. Loewy(2)	11,739	289,400	301,139
Erle T. Mast	70,000	236,487	306,487
Mary E. Stutts(2)	11,739	289,400	301,139
Renee P. Tannenbaum, Pharm.D.	46,875	236,487	283,362
Denelle J. Waynick(2)	11,739	289,400	301,139
Mark Wiggins	59,375	236,487	295,862

(1)	The amounts in this column represent the grant-date fair value of option awards made to each board member during 2020. The applicable grant-date fair value of each option award was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) using the Black-Scholes valuation model. For a discussion of the valuation assumptions used, see Note 12 to our consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2021. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board.

(2)	The annual cash retainer reflects a pro-rated amount for partial-year service based on the director’s date of appointment to the board on September 21, 2020.

The aggregate number of shares subject to stock options outstanding at December 31, 2020 for each non-employee director was as follows:

Name	Number of Securities Underlying Options Outstanding
Louis C. Bock	90,000
James B. Breitmeyer, M.D., Ph.D.	95,625
Cam L. Garner	81,000
Caroline M. Loewy	20,000
Erle T. Mast	117,499
Mary E. Stutts	20,000
Renee P. Tannenbaum, Pharm.D.	44,000
Denelle J. Waynick	20,000
Mark Wiggins	109,375

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

If a quorum is present and voting at the annual meeting, the three nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF JAMES B. BREITMEYER, M.D., PH.D., STEPHEN J. FARR, PH.D. AND MARY E. STUTTS FOR ELECTION TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has served as Zogenix, Inc.’s independent registered public accounting firm since 2007. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2020 and 2019 by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended
	2020	2019
	(in thousands)
Audit Fees (1)	$2,300	$2,110
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	2	4
Total	$2,302	$2,114

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q, services in connection with securities offerings, review of our registration statements on Form S-3 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred during 2020 or 2019.

(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP. There were no such fees incurred during 2020 or 2019.

(4)	All Other Fees consist of fees billed in the indicated year for an annual subscription to Ernst & Young LLP’s online resource library.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2020 and 2019. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Preapproval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our

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independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

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PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. At our 2017 annual meeting, the stockholders recommended that stockholders vote on the compensation of our named executive officers each year, and the board has determined that we will conduct an annual “say-on-pay” vote.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors. However, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Zogenix, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Zogenix, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2010 EQUITY INCENTIVE AWARD PLAN

Our stockholders are being asked to approve the amendment and restatement of our 2010 Equity Incentive Award Plan, or the 2010 Plan. The proposed amended and restated 2010 Plan is referred to herein as the “Restated Plan.” Our board of directors approved the Restated Plan on March 30, 2021, subject to stockholder approval. The Restated Plan will become effective as of the date our stockholders approve the Restated Plan. In the event that our stockholders do not approve the Restated Plan, then it will not become effective, and the 2010 Plan will continue in full force and effect in accordance with its terms as previously approved by our stockholders, and we may continue to grant awards under the 2010 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Overview of Proposed Amendments

In this Proposal 4, we are requesting shareholder approval of the Restated Plan in order to:

•	Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of March 29, 2021, a total of 11,500,000 shares of our common stock were reserved under the 2010 Plan, the aggregate number of shares of common stock subject to awards outstanding under the 2010 Plan was 6,858,252, and a total of 1,655,149 shares of common stock remained available under the 2010 Plan for future issuance.

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The Restated Plan would reserve an additional 4,500,000 shares for issuance over the existing share reserve under the 2010 Plan, subject to potential adjustments, as described below under the heading “Adjustments.”

•	Limit Incentive Stock Options. Under the Restated Plan, no more than 16,000,000 shares may be issued upon the exercise of incentive stock options, or ISOs, subject to potential adjustments, as described below under the heading “Adjustments.”

•	Extend Term. The Restated Plan will expire, and in no event may any awards be granted under, the Restated Plan after the tenth anniversary of the date our board of directors adopted the Restated Plan.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

WHY WE RECOMMEND THAT YOU VOTE FOR THE RESTATED PLAN

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

We believe that the adoption of the Restated Plan is essential to our success. A talented, motivated and effective management team and workforce are essential to our continued progress. Equity awards are intended to motivate high levels of performance, align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in our company and providing a means of recognizing their contributions to the success of our company. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help our company meet its goals. We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests while providing sufficient flexibility to attract and retain the best talent in a time when we most needed to attract and retain talent. If the Restated Plan is not approved and we are left with only the approximately 1,655,149 shares remaining available for grant, it will likely create a barrier to hiring and retaining the best talent and it will be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards would have.

Our equity incentive program is broad-based. As of March 29, 2021, all 241 of our employees had received grants of equity awards, one consultant out of our approximately 168 current consultants had received a grant of equity awards and all 9 of our non-employee directors had received grants of equity awards. The company’s practice, however is to not grant equity awards to consultants. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

Outstanding Awards Under Existing Plans — Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at March 29, 2021. The existing 2010 Plan is the only equity incentive plan we currently have in place under which we can grant awards (other than the shares reserved for issuance under our Employee Stock Purchase Plan, or ESPP. We no longer grant awards under our Employment Inducement Equity Incentive Award Plan or Inducement Plan. As a result, assuming approval of this Proposal 4, the only shares we will have available for future issuance of equity awards will be the shares reserved for issuance under the Restated Plan (other than the shares reserved for issuance under our ESPP).

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	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
2010 Plan
Options outstanding	5,669,141	10.2%	$10,896,329
Weighted average exercise price of outstanding options	$26.66
Weighted average remaining contractual term of outstanding options	7.4 years
Restricted stock units outstanding	1,189,111	2.1%	$22,022,336
Shares available for grant under the 2010 Plan	1,655,149	3.0%	30,653,359
Proposed increase to share reserve under Restated Plan	4,500,000	8.1%	$83,340,000

Inducement Plan
Options outstanding	498,608	* %	$551,475
Weighted average exercise price of outstanding options	$37.31
Weighted average remaining contractual term of outstanding options	6.5 years
Restricted stock units outstanding	7,500	*	$138,900
Shares available for grant under the Inducement Plan	—	—	—

Employee Stock Purchase Plan
Shares available for grant under the Employee Stock Purchase Plan	497,852	*	$9,220,219

*     Less than 1% of outstanding shares of our Common Stock outstanding as of March 29, 2021.

(1)   Based on 55,812,590 shares of our Common Stock outstanding as of March 29, 2021.

(2)   Based on the closing price of our Common Stock on March 29, 2021, of $18.52 per share.

Background for the Determination of the Share Reserve under the Restated Plan

In determining whether to approve the Restated Plan, our board of directors considered that:

•	The shares to be initially reserved for issuance under the Restated Plan represent an increase of 4,500,000 shares over the aggregate number of shares reserved for issuance and available for future grant under the existing 2010 Plan. Our 2010 Plan is the only equity plan under which we will be able to grant future equity awards (other than the shares reserved for issuance under our ESPP).

•	In setting the size of the share reserve under the Restated Plan, as described above, our board of directors also considered the historical amounts of equity awards granted by our company in the past three years. In 2018, 2019 and 2020, equity awards representing a total of approximately 1,035,000 shares, 1,482,000 shares and 1,865,000 shares, respectively, were granted under our equity plans, for an annual equity burn rate of 2.5%, 2.8% and 3.3%, respectively. This level of equity awards represents a 3-year average burn rate of approximately 2.9%. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during a fiscal year by the number of common shares outstanding at the end of that fiscal year.

•	We expect the share authorization under the Restated Plan to provide us with enough shares for awards for approximately one to two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

•	In 2018, 2019 and 2020 our end of year overhang rate was 13.5%, 21.2% and 16.3%, respectively. If the 4,500,000 additional shares proposed to be authorized for grant under the Restated Plan are included in the calculation, our overhang at the end of 2020 would have been 24.4%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year. A substantial portion of the options outstanding as of December 31, 2020 included in the numerator of the overhang calculation (approximately 3.1 million of the stock options outstanding at the end of the fiscal year) are “out of the money” with a weighted-average exercise price of $37.96, based on our closing stock price of $19.99 as of December 31, 2020.

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•	In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

THE RESTATED PLAN COMBINES COMPENSATION AND GOVERNANCE BEST PRACTICES

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

•	No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

•	Limitations on Dividend Payments on Unvested Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

•	No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.

•	Independent Administration. The compensation committee of our board of directors, which consists of two or more non-employee directors, generally will administer the Restated Plan. The full board of directors will administer the Restated Plan with respect to awards granted to members of the board. The compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan.

SUMMARY of the Restated Plan

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Securities Subject to the Restated Plan

A total of 11,500,000 shares of our common stock are currently authorized for issuance under the 2010 Plan and will be reserved for issuance under the Restated Plan. Pursuant to the Restated Plan, the number of shares that will be reserved for issuance as of the effective date of the Restated Plan will be increased to 16,000,000. In no event may more than 16,000,000 shares be issued upon the exercise of ISOs under the Restated Plan.

To the extent that an award expires or is forfeited or an award is settled for cash, any shares subject to the award will, to the extent of such expiration, forfeiture or cash settlement, be available for future grant or sale under the Restated Plan. In addition, shares of common stock which are delivered by the holder or withheld by us in payment of the grant or exercise price or tax withholding obligation of any award under the Restated Plan will again be available for future grant or sale under the Restated Plan. If any shares of restricted stock are forfeited by a participant or repurchased by us pursuant to the Restated Plan, such shares shall again be available for future grant or sale under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares of stock available for issuance under the Restated Plan.

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To the extent permitted by applicable law or any exchange rule, and subject to certain other restrictions, shares issued in assumption of, or in substitution for, any outstanding awards or shares available under a pre-existing plan of an entity acquired by the Company or any of its subsidiaries that was approved by shareholders and not adopted in contemplation of such acquisition will not be counted against the shares available for grant under the Restated Plan.

Administration

The compensation committee of our board of directors will generally administer the Restated Plan (except with respect to any award granted to non-employee directors, which must be administered by our full board of directors). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the members of the compensation committee must each be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In addition, to the extent required by applicable law, each member of the compensation committee shall be an “independent director” under the rules of any securities exchange on which the shares of our common stock are listed. The compensation committee may delegate certain of its duties and authorities to a committee of one or more directors or officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers of the Company and have been delegated authority to grant or amend awards under the Restated Plan. The compensation committee, the board of directors or any such subcommittee to which authority to grant awards has been delegated are referred to herein as the “plan administrator.” Subject to the terms and conditions of the Restated Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The plan administrator is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. Our board of directors may at any time revest in itself the authority to administer the Restated Plan.

Eligibility

Options, SARs, restricted stock and other awards under the Restated Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted ISOs. As of March 29, 2021, we had 9 non-employee directors, 241 employees and approximately 168 consultants, each of whom would have been eligible for awards under the Restated Plan had it been in effect on such date. We generally do not grant equity awards to consultants. The closing share price per share for our common stock on the Nasdaq Global Market on March 29, 2021 was $18.52.

Awards

The Restated Plan provides that the plan administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, stock payments, and other incentive awards, or any combination thereof. The plan administrator will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the plan administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by the plan administrator. NQSOs may be granted for any term of up to ten years after the date of grant.

Incentive stock options, or ISOs, are designed to comply with the provisions of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within the ten years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

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Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the plan administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and it may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse, provided that any dividends paid on unvested shares will be subject to the same vesting conditions as the underlying unvested shares.

Restricted stock units, or RSUs, may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by the plan administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

SARs granted under the Restated Plan typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. There are no restrictions specified in the Restated Plan on the exercise of SARs or the amount of gain realizable therefrom, other than a SAR may not have a term in excess of ten years from the date of grant. The plan administrator may elect to pay SARs in cash or in common stock or in a combination of both.

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. Dividend equivalents may not be paid on stock options or SARs.

Stock payments may be authorized by the plan administrator in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our board of directors.

Other incentive awards may be authorized by the plan administrator and may provide participants with shares of common stock or the right to purchase shares of common stock or may have a value derived from the value of, or an exercise or conversion privilege at a price related to shares of common stock or a cash value, or otherwise be payable in shares of common stock or cash. Other incentive awards may be linked to the attainment of specific performance goals determined appropriate by the plan administrator. Other incentive awards may be paid in cash, common stock or other property, or a combination thereof, as determined by the plan administrator.

Performance Criteria

The plan administrator may grant awards that are paid, vest or become exercisable upon the attainment of company performance criteria which may be related to one or more performance criteria as applicable to our performance or the performance of a division, business unit or an individual, measured either in absolute terms, on a same-property basis, as compared to any incremental increase or as compared to results of a peer group, which performance criteria may include, but are not limited to: operating or other costs and expenses, improvements in expense levels, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, stockholders’ equity, return on stockholders’ equity, return on sales, gross or net profit or operating margin, working capital, net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, net income (either before or after taxes), adjusted net income, operating earnings, earnings per share of stock, adjusted earnings per share of stock, price per share of stock, capital raised in financing transactions or other financing milestones, market recognition (including but not limited to awards and analyst ratings), financial ratios, implementation or completion of critical projects, comparisons with various stock market indices, and implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial or strategic milestones or development. These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The plan administrator may provide for adjustments for such items as it determines are appropriate, in its discretion, which may include, but are not limited to, one or more of the following: items related to a change in accounting principle, items relating to financing activities, expenses for restructuring or productivity initiatives, other non-operating items, items related to acquisitions, items attributable to the business operations of any entity acquired by us during the performance period, items related to the disposal of a business of segment of a business, items related to discontinued

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operations that do not qualify as a segment of a business under applicable accounting standards, items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period, any other items of significant income or expense which are determined to be appropriate adjustments, items relating to unusual, infrequently occurring or non-recurring charges, events or developments, items related to amortization of acquired intangible assets, items that are outside the scope of our core, on-going business activities, items relating to changes in tax laws, items relating to gains or losses for litigation, arbitration and contractual settlements, or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Tax Withholding

The Restated Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

Transferability of Awards

Unless the plan administrator provides otherwise, the Restated Plan generally does not allow for the transfer of awards, and only the recipient of an option or SAR may exercise such an award during his or her lifetime.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the plan administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the plan administrator will make such equitable adjustments, if any, as the plan administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated Plan and the limit on ISOs under the Restated Plan, (2) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (3) the grant or exercise price per share for any outstanding awards under the plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the plan administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan and the limit on ISOs under the Restated Plan. Adjustments in the event of an equity restructuring will not be discretionary. The plan administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Corporate Transactions

In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Restated Plan, a change in control is generally defined as:

•	a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the Securities and Exchange Commission, or SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

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•	during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

•	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

•	which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

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Amendment and Termination of the Restated Plan

Our compensation committee or board of directors may terminate, amend or modify the Restated Plan. However, stockholder approval of any amendment to the Restated Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Restated Plan that increases the number of shares available under the Restated Plan.

Unless earlier terminated by our board of directors, the Restated Plan will terminate on the tenth anniversary of the date our board of directors adopted the Restated Plan.

Repricing Prohibited

Other than pursuant to the provisions of the Restated Plan described above under the headings “Adjustments” and “Corporate Transactions,” the plan administrator may not without the approval of the Company’s stockholders (1) lower the exercise price of an option or SAR after it is granted or (2) cancel an option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award.

Securities Laws

The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Restated Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary is not intended to be complete and does not describe foreign, state and local tax laws, employment, estate or gift tax considerations. The tax information summarized is not tax advice.

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

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Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and RSUs. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or RSUs. Upon the termination of restrictions on restricted stock or the payment of RSUs, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Internal Revenue Code) may make an election under Section 83(b) of the Internal Revenue Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Other Incentive Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or other incentive awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services should be entitled to a corresponding deduction provided that, among other things, the amount (1) meets the test of reasonableness, (2) is an ordinary and necessary business expense, (3) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (4) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-

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qualified benefits paid) for covered employees, generally all named executive officers and any covered employee from a previous year, exceeds $1 million in any one year.

New Plan Benefits

Our non-employee directors will be eligible to receive automatic option grants under the Restated Plan, as described above under “Director Compensation.” All other future grants under the Restated Plan are within the discretion of the plan administrator and the benefits of such grants are, therefore, not determinable.

Plan Benefits

As of March 29, 2021, each of our named executive officers and the other groups identified below have received the following option and RSU grants under the 2010 Plan since its inception (even if not currently outstanding):

	Stock Options Granted (#)	Restricted Stock Units Granted (#)
Stephen J. Farr, Ph.D. Chief Executive Officer and President	1,268,955	160,830
Michael P. Smith Executive Vice President, Chief Financial Officer, Treasurer and Secretary	165,250	45,875
Shawnte M. Mitchell Executive Vice President, General Counsel and Corporate Secretary	135,000	25,000
Bradley S. Galer, M.D. Executive Vice President and Chief Medical Officer	355,000	50,875
Ashish M. Sagrolikar Executive Vice President, Chief Commercial Officer	173,750	68,125
Gail M. Farfel, Ph.D. Executive Vice President and Chief Development Officer	336,750	50,625
All current executive officers as a group (6 persons)	2,434,705	401,330
All current directors who are not executive officers as a group (9 persons)	610,062	—
James B. Breitmeyer, M.D., Ph.D., director nominee	105,625	—
Mary E. Stutts, director nominee	20,000	—
All employees who are not executive officers as a group (241 persons)	2,843,892	996,734

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Restated Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN.

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PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors is requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

The proposed amendment would amend the first sentence of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.001 per share (“Common Stock”) and Preferred Stock, par value $0.001 per share (“Preferred Stock”). The total number of shares the Corporation shall have the authority to issue is Two Hundred Ten Million (210,000,000) shares, Two Hundred Million (200,000,000) shares of which shall be Common Stock and Ten Million (10,000,000) shares of which shall be Preferred Stock.”

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 55,812,590 shares of common stock outstanding on March 29, 2021, our board of directors has reserved an aggregate of 7,364,360 shares of common stock for issuance upon exercise of options and other awards granted under our stock option plans and 12,312,613 shares of common stock for issuance upon conversion of our 2.75% Convertible Senior Notes due 2027.

Although, at present, our board of directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, except as may be required in certain cases by law or the rules of the Nasdaq Stock Market. These purposes may include expanding our business or product lines through the acquisition of other businesses or products; raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; and other purposes. We believe that the amendment will provide us with additional flexibility to meet business and financing needs as and when they may arise.

Any future issuance of additional authorized shares of our common stock may, among other things, dilute the equity and voting rights of those holding common stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our common stock. Further, the amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company that our board of directors determines is not in our best interests or in the best interests of our stockholders. Our board of directors however, does not intend or view this amendment as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to our Amended and Restated Certificate of Incorporation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 5 is expected to be considered a routine proposal on which a broker or other nominee is expected to have discretionary authority to vote. Accordingly, no broker non-votes are expected to result from this proposal.

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OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at March 29, 2021 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Zogenix, Inc., 5959 Horton Street, Suite 500, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that each person or group named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 55,812,590 shares of common stock outstanding on March 29, 2021 and the number of shares of common stock that such person or group had the right to acquire within 60 days of that date, including, but not limited to, upon the exercise of stock options. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
RA Capital Management, L.P. and affiliates (1) 200 Berkeley Street 18th Floor Boston, MA 02116	5,345,631	9.6%
Cadian Capital Management, LP and affiliates (2) 535 Madison Avenue 36th Floor New York, NY 10022	5,271,016	9.4%
Blackrock, Inc. (3) 55 East 52nd Street New York, NY 10055	4,674,689	8.4%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	4,113,112	7.1%
Morgan Stanley (5) 1585 Broadway New York, NY 10036	3,236,165	5.6%
Stephen J. Farr, Ph.D. (6)	853,840	1.5%
Michael P. Smith (7)	151,159	*
Bradley S. Galer, M.D. (8)	336,522	*
Shawnte M. Mitchell (9)	30,952	*
Ashish M. Sagrolikar (10)	137,688	*
Gail M. Farfel, Ph.D. (11)	234,471	*
Louis C. Bock (12)	88,917	*
James B. Breitmeyer, M.D., Ph.D. (13)	94,792	*
Cam L. Garner (14)	136,760	*
Caroline M. Loewy (15)	4,445	*
Erle T. Mast (16)	114,444	*
Mary E. Stutts (17)	4,445	*
Renee P. Tannenbaum, Pharm.D. (18)	75,789	*
Denelle J. Waynick (19)	4,445
Mark Wiggins (20)	107,667	*
All current directors and executive officers as a group (15 persons) (21)	2,377,336	4.1%

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(1)	Based on information contained in Schedule 13G/A filed with the SEC on February 16, 2021 by, RA Capital Management, L.P. (“RAC Management”), Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P. The Schedule 13G, as amended, states that RAC Management, Peter Kolchinsky and Rajeev Shah have shared voting and dispositive power over all such shares and that 4,923,421 of the shares are held by RA Capital Healthcare Fund, L.P. (the “RAC Fund”) for which RAC Management acts as the general partner, and that 422,210 shares are held in a separately managed account for which the RAC Fund serves as the investment advisor. he RAC Fund has delegated to RAC Management the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including all of the reported shares. Dr. Kolchinsky and Mr. Shah are the controlling persons of RA Capital Management GP, LLC, the general partner of RAC Management.

(2)	Based on information contained in Schedule 13G filed with the SEC on February 12, 2021 by Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch (collectively, the “Cadian Advisors”). The Schedule 13G states that Cadian Advisors has shared voting and dispositive power over all the reported shares of common stock held by Cadian Master Fund L.P., for which Cadian Capital Management, LP serves as investment adviser. Cadian Capital Management GP, LLC is the general partner of the Cadian Capital Management, LP. Eric Bannasch is the sole managing member of Cadian Capital Management GP, LLC.

(3)	Based on information contained in Schedule 13G/A filed with the SEC on February 1, 2021 by Blackrock, Inc. The Schedule 13G, as amended, states that Blackrock, Inc. has sole voting power over 4,591,519 shares and sole dispositive power over all the reported shares.

(4)	Based on information contained in Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group. The Schedule 13G/A states that The Vanguard Group has shared voting power over 128,671 shares of our common stock, sole dispositive power over 3,941,629 shares of our common stock, and shared dispositive power over 171,483 shares of our common stock.

(5)	Based on information contained in Schedule 13G filed with the SEC on February 12, 2021 by Morgan Stanley. The Schedule 13G states that Morgan Stanley has shared voting power over 3,200,352 shares of our common stock, and shared dispositive power over all the reported shares.

(6)	Includes 763,006 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 90,834 shares held directly by Dr. Farr.

(7)	Includes 144,136 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 7,023 shares held directly by Mr. Smith.

(8)	Includes 314,719 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 21,803 shares held directly by Dr. Galer.

(9)	Includes 30,952 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 118 shares held directly by Ms. Mitchell.

(10)	Includes 124,947 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 12,741 shares held directly by Mr. Sagrolikar.

(11)	Includes 219,695 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 14,776 shares held directly by Dr. Farfel.

(12)	Consists solely of 88,917 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021.

(13)	Includes 94,542 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 1,250 shares held directly by Dr. Breitmeyer.

(14)	Includes 79,917 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021, 40,843 shares held by Garner Investments, LLC, an entity Mr. Garner serves as managing member, and 16,000 shares held by Garner Family Trust for which Mr. Garner serves as trustee.

(15)	Consists solely of 4,445 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021.

(16)	Includes 111,417 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 3,027 shares held directly by Mr. Mast.

(17)	Consists solely of 4,445 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021.

(18)	Includes 42,917 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 32,872 shares held directly by Dr. Tannenbaum.

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(19)	Consists solely of 4,445 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021.

(20)	Includes 105,167 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 2,500 shares held directly by Mr. Wiggins.

(21)	Includes 2,133,549 shares issuable pursuant to stock options exercisable within 60 days of March 29, 2021 and 243,787 shares beneficially owned by current directors and executive officers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information about our executive officers as of March 29, 2021:

Name	Age	Position
Stephen J. Farr, Ph.D.	61	Chief Executive Officer, President and Director
Michael P. Smith	52	Executive Vice President, Chief Financial Officer and Treasurer
Bradley S. Galer, M.D.	58	Executive Vice President, Chief Medical Officer
Gail M. Farfel, Ph.D.	56	Executive Vice President, Chief Development Officer
Shawnte M. Mitchell	43	Executive Vice President, General Counsel and Corporate Secretary
Ashish M. Sagrolikar	54	Executive Vice President, Chief Commercial Officer

Executive Officers

The biography of Stephen J. Farr, Ph.D. can be found above under the “Board of Directors” heading.

Michael P. Smith has served as our Executive Vice President, Chief Financial Officer and Treasurer since January 2017. From January 2015 through December 2016, Mr. Smith served as Chief Financial Officer of Raptor Pharmaceutical Corp., a global biopharmaceutical company focused on the development and commercialization of transformative therapeutics for rare diseases that was acquired by Horizon Pharma plc. in October 2016. In this role, he was responsible for the finance, accounting, corporate development, corporate strategy, intellectual property, and information management business functions. From May 2012 to January 2015, Mr. Smith served as Chief Financial and Business Advisor at Catalyst Biosciences. Prior to that role, from September 2010 to April 2011, he was Vice President of Business Development at iPierian, Inc., and from June 2006 to July 2009, he served as Head of Business Development and Chief Financial Officer of Memory Pharmaceuticals Corporation. Mr. Smith received his B.S. in Commerce from the University of Virginia and his M.B.A. from the Haas School of Business at the University of California, Berkeley.

Bradley S. Galer, M.D. has served as our Executive Vice President and Chief Medical Officer since December 2013. Prior to joining the company, Dr. Galer served as President of the Pain Group at Nuvo Research, Inc., a specialty pharmaceutical company with three commercialized topically delivered pain products from December 2009 to December 2013. In this position, he oversaw the strategy and operations of the Pain Group, including its commercialization, drug development activities, business development and licensing opportunities and liaising with partners. Prior to joining Nuvo, Dr. Galer was employed at Endo Pharmaceuticals Inc., as Senior Medical Officer and Group Vice President, Scientific Affairs from August 2002 to October 2005, where he was responsible for the departments of Clinical and Biostatistics, Medical Affairs, Pharmacovigilance, Medical Liaison and Medical Information. He and his team provided clinical and scientific leadership for the development and marketing of analgesic and migraine products, including Lidoderm, Percocet, Opana, Opana ER and Frova. Dr. Galer has also held numerous other industry positions, along with academic and clinical appointments. He has published over 200 articles on pain management in peer review journals and textbooks. Dr. Galer received his medical doctorate and a neurology residency from Albert Einstein in New York and two Pain Fellowships, at Memorial Sloane-Kettering in New York and University of California San Francisco, as well as headache training at Montefiore Headache Clinic in New York and University of California San Francisco.

Gail M. Farfel, Ph.D. has served as our Executive Vice President and Chief Development Officer since July 2015. From December 2012 to June 2015, Dr. Farfel was Chief Clinical and Regulatory Officer of Marinus Pharmaceuticals, establishing and overseeing clinical, medical and regulatory strategies for adult and pediatric seizure disorders, including a pediatric epileptic orphan disease. From May 2008 until December 2012, Dr. Farfel served as President of G. Meredith Consulting LLC, a firm providing strategic consulting and support to biopharmaceutical and software development companies. Dr. Farfel was Vice President, Therapeutic Area and Head for Neuroscience Clinical Development and Medical Affairs at Novartis Pharmaceuticals Corporation, where she oversaw a portfolio of products including Gilenya® for multiple sclerosis, Exelon® and the Exelon® Patch for Alzheimer’s disease and Parkinson’s disease, and the antidepressant, agomelatine. Dr. Farfel began her career in pharmaceutical drug development at Pfizer, Inc., where she worked in Clinical Development and Global Medical Affairs, directing programs through all stages of clinical development and regulatory submissions. Dr. Farfel is the author of over 50 scientific articles in the areas of neuropsychopharmacology and drug effects, and earned her Ph.D. in Neuropsychopharmacology from the University of Chicago, where she received the Ginsburg Prize for Dissertation Excellence. Dr. Farfel also holds a Bachelor’s degree in Biochemistry from the University of Virginia.

Shawnte M. Mitchell has served as Executive Vice President, General Counsel, and Secretary since April 2020. From August 2016 to April 2020, Ms. Mitchell was Senior Vice President, General Counsel and Corporate Affairs of Aptevo Therapeutics, Inc. where she spent time overseeing compliance, governance, SEC, intellectual property, data privacy, human resources, insurance and contractual matters. From May 2009 to August 2016, Ms. Mitchell served as

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Vice President, Associate General Counsel and Assistant Secretary at the specialty biopharmaceutical company Emergent BioSolutions. Ms. Mitchell began her career as an Associate at Ropes & Gray, where she advised health care, life sciences, and technology clients in mergers and acquisitions, venture capital investment, debt finance, health care and FDA related matters. Ms. Mitchell received a B.S. in Biological Sciences from Stanford University and a J.D. from The George Washington University Law School.

Ashish M. Sagrolikar has served as our Executive Vice President and Chief Commercial Officer since July 2018. Mr. Sagrolikar has over twenty five years of global pharmaceutical sales, marketing and operations experience. Mr. Sagrolikar previously served as Vice President, Marketing at GlaxoSmithKline plc from April 2014 through June 2018 after joining GlaxoSmithKline plc as Commercial Leader, Rare Diseases in June 2013. From November 2009 through June 2013, Mr. Sagrolikar served in various sales, marketing and business development roles at Baxter International Inc. Mr. Sagrolikar earned his MBA at the Institute of Management Development (IMD) in Lausanne, Switzerland, in 2000, and a Bachelor of Pharmacy from the Government College of Pharmacy, Karad, India, in 1987.

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Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the material components of our executive compensation program for our “named executive officers” for 2020, consisting of the following persons:

•	Stephen J. Farr, Ph.D., our Chief Executive Officer and President;

•	Michael P. Smith, our Executive Vice President, Chief Financial Officer and Treasurer;

•	Shawnte M. Mitchell, our Executive Vice President, General Counsel and Corporate Secretary;

•	Bradley S. Galer, M.D., our Executive Vice President and Chief Medical Officer;

•	Ashish M. Sagrolikar, our Executive Vice President, Chief Commercial Officer; and

•	Gail M. Farfel, Ph.D., our Executive Vice President, Chief Development Officer.

Specifically, this compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2020.

COMPANY OVERVIEW

We are a global biopharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The company’s first rare disease therapy, FINTEPLA® (fenfluramine) oral solution has been approved by the U.S. Food and Drug Administration (“FDA) and the European Medicines Agency and is in development in Japan for the treatment of seizures associated with Dravet syndrome, a rare, severe lifelong epilepsy. The company has two additional late-stage development programs underway: one for FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome, another rare epilepsy, and one for MT1621, an investigational therapy for the treatment of a rare genetic disorder called TK2 deficiency (being developed through its subsidiary Modis Therapeutics). We are also collaborating with Tevard Biosciences to identify and develop potential next-generation gene therapies for genetic rare epilepsies.

BUSINESS HIGHLIGHTS

The arrival of the COVID-19 pandemic in March created an unprecedented business environment. Early in the pandemic, Zogenix’s executive team refocused the company’s efforts on the most critical business objectives. Despite the challenges presented during 2020, Zogenix achieved a number of key successes:

•	Obtained FDA approval of FINTEPLA in Dravet syndrome and launched the product in the U.S.

•	Obtained European Medicines Agency (“EMA”) approval of FINTEPLA in Dravet syndrome.

•	Established business operations for future FINTEPLA launches in Germany, Italy and France and for a Japanese New Drug Application (“J-NDA”) submission and approval in Japan.

•	Made significant development progress for FINTEPLA in Lennox-Gastaut syndrome (“LGS”) and MT1621 in TK2 deficiency;

•	Raised $420 million to finance the corporate strategic plan and objectives.

•	Reinforced our commitment to rare epilepsies with an R&D collaboration for gene therapies with Tevard Biosciences.

•	Took immediate action to ensure employee safety and wellbeing in light of COVID-19, including creating two task forces resulting in support programs for remote employees and establishment of new health and wellness policies.

•	Established a Diversity and Inclusion Committee to address current guidelines and corporate culture expectations.

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Response to 2020 Say-on-Pay Vote

In May 2020, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 95% of stockholder votes cast in favor of our 2020 say-on-pay resolution (excluding abstentions and broker non-votes). Over the past four years, stockholder support of our annual say-on-pay-resolutions has been consistently high, with an average support level of 96% of stockholder votes cast.

As we evaluated our compensation practices and talent needs throughout 2020, we were mindful of the strong support our stockholders have historically expressed for our compensation philosophy. As a result, the compensation committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives for corporate and individual performance. As discussed below, however, commencing in 2021, the compensation committee has approved a few key changes to the executive compensation program to further align the interests and compensation of our executive officers with long-term stockholder value creation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•	To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•	To establish a direct link between our business results, individual executive performance and total executive compensation.

•	To align the interests of our executive officers with those of our stockholders.

OVERVIEW OF 2020 EXECUTIVE COMPENSATION DECISIONS

In general, the majority of each of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•	The performance measures in our short-term cash incentive program are linked to key corporate objectives.

•	Corporate achievement represents 90% of each named executive officer’s annual bonus opportunity, and 100% of our Chief Executive Officer’s annual bonus opportunity.

•	Our long-term equity incentives are provided to our named executive officers in the form of stock options and restricted stock units, or RSUs, and, commencing in 2021, performance stock units (“PSUs”), which vest over multi-year periods.

The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2020 are set forth below.

Base Salaries

•   Our named executive officers received base salary increases for 2020 consistent with our pay positioning philosophy of tying target total cash compensation to the 50th percentile of similarly-situated executives at comparable companies based on our peer group.

•   As a result, our named executive’s 2020 base salaries remained at or below the 50th percentile of similarly-situated executives.

Annual Cash Incentives

•   Our corporate objectives for purposes of our annual cash incentives were established before the onset of the COVID-19 pandemic and were not adjusted by our compensation committee to take into account the

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    impact of the pandemic on certain of the performance goals.

•   While the company achieved substantially all of its corporate performance goals during 2020 despite the difficult environment, our named executive officers’ annual incentives tied to corporate performance were paid out at 96% of target.

Long-Term Incentive Compensation

•   Our named executive officers received stock options and RSUs during 2020, both of which vest over four years.

•   Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.

•   RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

KEY EXECUTIVE COMPENSATION CHANGES FOR 2021

Our compensation committee implemented two changes to our executive compensation program for 2021 to further align the interests of our named executive officers with our stockholders and to further tie target total compensation for our named executive officers to long-term company performance.

Addition of Performance Stock Units to Executive Long-Term Incentive Award Program

•   In 2021, we implemented a new performance-based RSU, or PSU, program for our executive equity awards.

•   In 2021, we granted approximately 33-1/3% of our executive’s annual equity awards in the form of PSU awards to further align our equity program with market practices and stockholder expectations.

•   The performance goals for the PSU awards are based on objectives related to regulatory and commercial objectives.

Adopted Clawback Policy

•   In March 2021, we implemented a clawback policy for executives, including our Chief Executive Officer and other named executive officers.

•   This new policy provides for the recoupment of certain cash and equity incentive compensation paid to any of our executives if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws and it is determined that the executive’s misconduct contributed to that noncompliance.

2020 COMPENSATION MIX – EMPHASIS ON AT RISK COMPENSATION

The compensation committee believes it is important to align the mix and levels of compensation we offer to those offered by our peers in order to retain and incentivize the talented executive officers whose efforts are key to our long-term success. As an executive’s ability to impact operational performance increases, so does the proportion of at-risk compensation. Target long-term incentive compensation grows proportionately as job responsibilities increase, which encourages our executives to focus on our long-term success and aligns with the long-term interests of our stockholders.

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The charts below show the mix of the target compensation of our Chief Executive Officer and the average target compensation of our other named executive officers.

(1)	For purposes of these charts, target compensation consists of base salary and target annual incentive awards as set by the compensation committee in February 2020 and target annual equity awards determined based on market data. It does not include other forms of compensation the executive officers received.

REALIZED PAY FOR OUR CHIEF EXECUTIVE OFFICER

The table below shows the compensation of our Chief Executive Officer and compares the reported values in the Summary Compensation Table to the realizable value as of the end of fiscal year 2020 based on our closing share price of $19.99 per share on December 31, 2020 (the last trading day of the year). As shown below, the grant date fair value of our Chief Executive Officer’s compensation – as required to be reported in the Summary Compensation Table – is not reflective of the actual realizable value that could be received.

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Looking over the past three years, there is a clear and stark difference between the average reported value of our Chief Executive Officer’s pay (approximately $18.9 million) and his realizable pay value (approximately $4.0 million). This table demonstrates how our pay-for-performance philosophy works in practice.

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OUR EXECUTIVE COMPENSATION PRACTICES

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

WHAT WE DO

Pay for Performance. We design our executive compensation program to align pay with company performance.

Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and stockholders.

Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.

Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

Annual Say-on-Pay Vote. We hold an annual say-on-pay advisory vote for stockholders.

Clawback Policy. In March 2021, we adopted a policy that provides for the recoupment of certain incentive compensation paid to any of our executives if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws and it is determined that such noncompliance was due in whole or in part to such executive’s misconduct.

Cap on Annual Cash Bonuses. Each executive officer’s annual bonus is capped at 125% of the target award amount.

Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes goals that are quantifiable with objective criteria, multiple performance measures and caps on short-term incentive compensation.

Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, revenue, headcount and commercialization stage, while also taking into account a number of qualitative criteria.

WHAT WE DON’T DO

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Executives do not have access to special benefits programs.

No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

No Stock Option Repricing. Our equity plan does not permit repricing underwater stock options without stockholder approval.

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PRINCIPAL ELEMENTS OF PAY

Our 2020 executive compensation program generally consisted of three principal components, as further described below. In addition, we provide retirement and benefits plans to executives on the same basis as our other employees and we provide certain other limited remuneration to them. For additional information, please see “Compensation Determination Process” and “Summary Compensation Table” below.

In determining each element of compensation for any given year, our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2020 was appropriate when viewed in light of our corporate achievements during 2020 and the individual performance of our named executive officers.

Percentage of 2020 Target Compensation(1)
	Chief Executive Officer	Average of Other Named Executive Officers	Description and Purpose

Base Salary			Competitive fixed cash compensation used to attract and retain talented executives.

Annual Cash Incentive Awards			Cash incentives designed to reward executive officers for successful corporate performance against board approved annual bonus targets and, for our named executive officers other than our Chief Executive Officer, individual performance toward achieving corporate goals.

Annual Long-Term Equity Awards			Stock option, RSU and, commencing in 2021, PSU awards subject to time-based and/or performance-based vesting designed to align each executive officer’s incentives with stockholder value creation.

(1)	For purposes of the charts in this table, target compensation consists of base salary and target annual incentive awards as set by the compensation committee in February 2020 and target annual equity awards determined based on grant value. It does not include other forms of compensation the executive officers received..

Compensation Determination Process

Role of the compensation committee

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

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In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our overall corporate performance and, with respect to the named executive officers other than our Chief Executive Officer, the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.

During the fourth quarter of each year our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year, but such objectives historically have been recommended to the full board of directors for approval.

Role of our executive Officers

Our Chief Executive Officer, with the assistance and support of our General Counsel and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation. In the beginning of each year, our named executive officers work with our Chief Executive Officer to establish their individual performance goals for the year, based on their respective roles within the company.

Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2020, the compensation committee again retained Radford, a business unit of AON plc (“Radford”), an independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2020, the compensation committee requested Radford to advise it on a variety of compensation-related issues, including:

•	conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;

•	reviewing our peer group to determine whether additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels;

•	advising with regard to the amendment and restatement of our equity plan during 2021; and

•	providing general information concerning director and executive compensation trends and developments.

Radford did not provide any other services to us in 2020 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Radford pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Radford from serving as an independent consultant to the compensation committee currently or during 2020.

COMPETITIVE POSITIONING

The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2020, Radford assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2020 director and executive compensation.

The identified peer group consisted of 24 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

Market Capitalization	Market capitalization between $600 million and $5.4 billion, when the peer group was first approved by the compensation committee for 2020 compensation purposes. Zogenix had a 30-day average market capitalization of $1.9 billion as of such date, and ranked in the 38th percentile relative to the peer group on this metric.

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Sector and Stage	Publicly-traded commercial biopharma/biotech companies in late-stage of drug development (Phase III) and companies with New Drug Application (“NDA”) filings or recently commercial. Zogenix was considered a Phase III company at the time the peer group was approved.
Headcount	Less than 500 employees. Zogenix had 115 employees as of the same date and ranked in the 10th percentile relative to the peer group on this metric.
Geographic Location	Focus on companies in the Bay Area, Boston or other biotech “hub” locations. Zogenix’s headquarters is in Emeryville, California.

For 2020, this peer group consisted of the following companies:

Acceleron Pharma	Eidos Therapeutics
Aerie Pharmaceuticals	FibroGen
Aimmune Therapeutics	Global Blood Therapeutics
Alder BioPharmaceuticals	GW Pharmaceuticals
Amicus Therapeutics	Heron Therapeutics
Arena Pharmaceuticals	Insmed
Arrowhead Pharmaceuticals	Mirati Therapeutics
Atara Biotherapeutics	MyoKardia
Biohaven Pharmaceutical	Portola Pharmaceuticals
Blueprint Medicines	Sangamo Therapeutics
Deciphera Pharmaceuticals	Ultragenyx Pharmaceutical
Dicema Pharmaceuticals	Xencor

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2020 base salaries, target bonuses and equity awards for our named executive officers. The compensation committee generally does not attempt to set our compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members relied on their judgment and experience in setting those compensation levels and making those awards. However, the compensation committee generally strives to set cash compensation and target cash compensation at approximately the 50th percentile of the peer company data for comparable positions and total annual equity award value at approximately the 50th percentile, but variations on this pay positioning occur from year to year.

We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s and President’s roles and responsibilities within our company, there are significant compensation differentials between these named executive officers and our other named executive officers.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s

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current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

In February 2020, the compensation committee reviewed the base salaries of our named executive officers other than Ms. Mitchell, whose employment commenced in April 2020. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, which increases were effective April 1, 2020:

Named Executive Officer	2020 Base Salary Approved in February 2020	Percentage Increase
Dr. Farr	$626,000	7.0%
Mr. Smith	$440,000	6.8%
Ms. Mitchell	$430,000	—
Dr. Galer	$450,000	5.3%
Mr. Sagrolikar	$425,000	8.8%
Dr. Farfel	$440,000	6.8%

The foregoing increases were designed to bring each executive’s annual base salary and target total cash compensation closer to the 50th percentile of similarly-situated executives, in line with the company’s pay positioning philosophy. Based on the comparable market information provided to the compensation committee by Radford in February 2020, the base salaries and target total cash compensation of the named executive officers were significantly below the 50th percentile. In general, for 2020, after the foregoing increases, the base salaries of our named executive officers generally approximated the 50th percentile of similarly-situated executives among our peer group, with the exception of Dr. Farr, whose base salary remained slightly below the 50th percentile.

The actual base salaries paid to all of our named executive officers for 2020 are set forth in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors and, with respect to our named executive officers other than Dr. Farr, individual performance.

Bonuses are set based on the executive’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2020 were as follows: 65% of base salary for our President and Chief Executive Officer (100% of which is based on corporate objectives) and 45% of base salary for our other named executive officers (90% of which is based on corporate objectives and 10% of which is based on individual performance). In general, the target bonuses of our named executive officers approximate the 50th percentile of similarly-situated executives among our peer group, which generally results in target total cash compensation for our named executives at approximately the 50th percentile of similarly-situated executives.

At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and establishment of new collaborative arrangements. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. The individual component of each named executive’s bonus award is not necessarily based on the achievement of any predetermined criteria or guidelines but rather on the compensation committee’s subjective assessment of the officer’s overall performance of his or her duties. In coming to this determination, our compensation committee does not follow any guidelines, nor are there such standing guidelines regarding the exercise of such discretion.

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All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee (or the full board of directors, with respect to our Chief Executive Officer). Under our annual incentive plan, the maximum bonus payable to an executive is 125% of his or her target bonus.

Corporate Performance Goals and Performance levels

The corporate performance goals for 2020 were approved by the board of directors in February 2020. The 2020 performance goals were aggressive and set at challenging levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The compensation committee believes that each of these goals is strongly aligned to the creation of stockholder value.

To determine our corporate performance percentage for 2020, the compensation committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In light of our strong performance and the challenging nature of the goals and the pandemic environment, the compensation committee determined our corporate performance percentage to be 96% of the target performance level for 2020. The table below provides additional details about the compensation committee’s assessment of our actual performance against our 2020 corporate performance goals:

2020 Corporate Objective	WEIGHTING	2020 HIGHLIGHTS	performance	weighted performance
FINTEPLA® Dravet syndrome REGULATORY APPROVAL AND COMMERCIALIZATION	45%	• NDA approved and FINTEPLA® launched in US • Positive Phase 3 trial completed to support future J-NDA submission • Marketing Authorization Application approved and launch readiness completed in Germany	102%	46%
FINTEPLA® Indication expansion	25%	• Positive study results achieved forPhase 3 trial • Completed studies to enable LGS supplemental NDA submission in 2021	88%	22%
MT1621 Development	20%	• Completed development of drug substance and product manufacturing to support future regulatory submissions • Held successful health authority meetings to clarify requirements for future regulatory submissions	88%	18%
Pipeline advancement and expansion	10%	• Executed collaboration and license agreement with Tevard Biosciences	100%	10%
TOTAL				96%

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This overall 96% achievement level was then used to determine each named executive officer’s bonus. For the named executive officers other than Dr. Farr, each of his or her target bonus was split into its corporate and individual components, based on the weighting applicable to such named executive officer as described above.

INDIVIDUAL PERFORMANCE LEVELS

The compensation committee’s determination of the individual components of the 2020 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance objectives, criteria or guidelines, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2020. Our named executive officers received the individual performance achievement percentages indicated in the table below.

ANNUAL CASH INCENTIVE PAYOUT FORMULA

	Target Cash Incentive Award for 2020						Annual Cash
Named Executive Officer	Percentage of Base Salary	Dollar Amount	Corporate Performance Weighting	Corporate Performance Percentage	Individual Performance Weighting	Individual Performance Percentage	Incentive Award for 2020
Dr. Farr	65%		$100%	96%	0%	—	$390,600
Mr. Smith	45%		$90%	96%	10%	100%	$190,870
Ms. Mitchell	45%		$90%	96%	10%	100%	$186,530
Dr. Galer	45%		$90%	96%	10%	110%	$197,240
Mr. Sagrolikar	45%		$90%	96%	10%	110%	$186,280
Dr. Farfel	45%		$90%	96%	10%	100%	$190,870

With the exception of Dr. Farr, the target cash incentive awards of our executive officers as a percentage of base salary remained unchanged from 2019. For 2020, Dr. Farr’s target cash incentive award changed from 60% to 65% of base salary to more closely align his target total cash compensation with similarly situated peers.

The annual performance bonuses paid to our named executive officers for 2020 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of equity awards are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an

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employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee. We do not have any stock ownership requirements for our named executive officers.

EQUITY VEHICLES

Annual equity awards are granted under our 2007 Equity Plan, using mix of different equity instruments to further its goal of attracting and retaining top performers and to balance the relative advantages of different instruments.

•	Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.

•	RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.

•	In 2021, our compensation committee also granted PSU awards, including to our Chief Executive Officer to further align the compensation of our Chief Executive Officer with company performance, as further described below.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted in connection with an employee’s commencement of employment generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. Annual stock option awards to our named executive officers vest monthly over a four-year period. RSU awards generally vest in four equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

2020 ANNUAL EQUITY AWARDS

Generally, the compensation committee determines the value of each executive officer’s annual equity grant using a holistic evaluation that takes into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to the Chief Executive Officer’s performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2020, while our compensation committee reviewed competitive market data prepared by Radford in connection with its grant of long-term equity incentive awards to the named executive officers, such awards were not determined by reference to any specific target level of compensation or benchmarking. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

In March 2020, the compensation committee approved the annual equity awards for Messrs. Smith and Sagrolikar and Drs. Galer and Farfel in a combination of options and RSU awards with approximately 75% of the value allocated in the form of options and approximately 25% of the value allocated in the form of RSU awards.

The compensation committee approved an option award to purchase 110,000 shares of our common stock to Ms. Mitchell in connection with her commencement of employment in April 2020. The option vests and becomes exercisable with respect to 25% of the underlying shares on the first anniversary of the vesting commencement date, and with respect to the remaining shares in 36 equal monthly installments thereafter.

The equity awards granted to our named executive officers for 2020 are set forth in the “Grants of Plan-Based Awards Table” below, each of which vests over four years in accordance with the standard vesting schedules described above.

The compensation committee’s recommendation regarding each named executive officer’s award amount was not based on any quantifiable factors, but instead was based on the compensation committee’s subjective analysis of the award levels the committee deemed appropriate for each executive in light of various factors, including the dilution created as a result of our public offerings and the need to continue to incentivize our executives. Each of these factors was taken into consideration by the compensation committee for each executive, as was management’s recommendations regarding the appropriate award levels. The final award levels, however, were entirely based on the

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compensation committee’s subjective analysis of these general factors and internal pay equity considerations. In general, the target total value of the equity incentives granted to our named executive officers in 2020 approximated the 75th percentile of similarly-situated executives among our peer group.

For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “— Post Termination and Change in Control Benefits” and “— Employment Agreements” below.

Health, Welfare and Retirement Benefits

The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.

Health and Welfare Benefits. Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings. All our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($19,500 in 2020), with additional salary deferrals not to exceed $6,000 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. Our 401(k) Plan permits us to make discretionary matching contributions, and in 2020 we made matching contributions for all plan participants, including our named executive officers.

Other BENEFITS

We do not provide significant perquisites or personal benefits to our named executive officers. Pursuant to their respective employment agreements, Ms. Mitchell and Mr. Sagrolikar are entitled to relocation benefits in connection with their respective relocations to the San Francisco Bay Area, which are expected to be complete in 2021.

Post Termination and Change in Control Benefits

We have entered into employment agreements which provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through salary continuation and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels. The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these employment agreements, see “— Employment Agreements” below.

Prohibition on Certain Transactions in Zogenix Securities

Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.

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CLAWBACK POLICY

In March 2021, our board adopted an incentive compensation “clawback” policy. We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Under our compensation recovery policy, if the compensation committee determines that an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. securities laws was caused by an executive officer’s fraudulent, willful or negligent misconduct, it may require forfeiture of unvested incentive compensation or any unpaid incentive compensation, vested or unvested, or reimbursement of the after-tax portion of any incentive compensation paid to the executive officer. The amount of compensation that may be recovered is the portion of any bonus or incentive payment paid to, any performance-based equity award earned by, the executive officer that the executive officer would not have received if the Company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the one year prior to the date on which the company is required to prepare an accounting restatement.

Tax and accounting considerations

deductibility of executive compensation

The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Risk Assessment of Compensation Program

In March 2021, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

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Report of the Compensation Committee of the Board of Directors

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2020, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Mark Wiggins (Chairman)

James B. Breitmeyer, M.D., Ph.D.

Renee P. Tannenbaum, Pharm.D.

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Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen J. Farr, Ph.D.	2020	615,750	—	752,400	2,977,359	390,600	11,400	4,747,509
Chief Executive Officer and President	2019	578,750	—	1,053,200	8,425,600	280,800	8,400	10,346,750
	2018	545,000	—	853,000	4,927,552	319,200	5,500	6,650,252
Michael P. Smith	2020	433,000		177,840	703,739	190,870	9,723	1,515,172
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2019	409,000	—	427,863	3,357,075	156,700	7,639	4,358,277
	2018	396,250	—	266,563	1,154,895	171,000	5,080	1,993,788
Shawnte M. Mitchell(4)	2020	301,326	—	—	1,914,759	186,530	96,772	2,499,387
Executive Vice President, General Counsel and Corporate Secretary
Bradley S. Galer, M.D.	2020	444,375		177,840	703,739	197,240	—	1,523,194
Executive Vice President and Chief Medical Officer	2019	424,375	—	427,863	3,357,075	157,700	—	4,367,013
	2018	409,648	—	266,563	1,700,357	178,300	—	2,554,868
Ashish M. Sagrolikar(5)	2020	416,450		273,600	1,082,676	186,280	14,250	1,973,256
Executive Vice President and Chief Commercial Officer	2019	389,350	—	427,863	3,357,075	144,200	7,687	4,326,175
	2018	192,500	—	655,500	3,138,210	165,500	4,018	4,155,728
Gail M. Farfel, Ph.D.	2020	433,000	—	164,160	631,561	190,870	14,250	1,433,841
Executive Vice President and Chief Research Officer	2019	409,000	—	427,863	3,357,075	148,300	11,200	4,353,438
	2018	391,477	—	277,225	1,504,619	174,600	8,019	2,355,940

(1)	The amounts shown in these columns constitute stock options and RSUs, as applicable, granted under our equity incentive programs. The amounts are valued based on the aggregate grant date fair value of the award in accordance with ASC 718. See Note 14 to our consolidated financial statements in our 2020 Annual Report on Form 10-K filed with the SEC on March 1, 2021, for a discussion of the relevant assumptions used in determining the grant date fair value of equity awards pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

Each of Drs. Galer and Farfel were granted performance-based stock options in October 2015 that were scheduled to vest upon the acceptance by the FDA of the NDA for Fintepla®, provided such event occurred on or before the third anniversary of the date of grant. On September 28, 2018, prior to the date the options would have otherwise expired, our compensation committee accelerated the vesting of 90% of such stock options held by Drs. Galer and Farfel (covering 13,500 shares and 6,750 shares, respectively), in recognition of our significant progress towards the performance goal and his or her dedicated service for the three years since the grant date. Pursuant to SEC rules, for 2018, amounts reflected in the option column above for Drs. Galer and Farfel also include the fair value of modification to the vesting schedules for such awards equal to $545,462 for Dr. Galer and $272,731 for Dr. Farfel, the incremental expenses arising from the modification (computed in accordance with ASC 718).

(2)	These amounts represent performance bonuses earned under our executive bonus program, which is described above under “Compensation Discussion and Analysis — Performance Bonuses.”

(3)	The amounts represent 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees and, for Ms. Mitchell, relocation expenses in the amount of $61,203 and related tax gross-ups for such relocation expenses in the amount of $27,447.

(4)	Amounts reported for Ms. Mitchell’s 2020 salary received reflect pro-rated amounts for her April 20, 2020 start date. Pursuant to her employment agreement, her bonus received was not subject to proration for 2020.

(5)	Amounts reported for Mr. Sagrolikar’s 2018 salary received reflect pro-rated amounts for his July 2, 2018 start date. Pursuant to his employment agreement, his bonus received was not subject to proration for 2018. Mr. Sagrolikar’s 2018 stock and option awards were granted in connection with his new hire compensation package.

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2020 Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2020.

						All Other	All Other
						Stock	Option
						Awards	Awards	Exercise	Grant Date
			Estimated Future Payouts			Number of	Number of	or Base	Fair Value of
		Date of	Under Non-Equity Incentive			Shares of	Securities	Price of	Stock and
		Approval	Plan Awards(1)			Stock or	Underlying	Option	Option
	Grant	of Equity	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Awards	($)	($)	($)	(#)(2	(#)(3)	($/sh)	($)(4)
Stephen J. Farr, Ph.D.	—	—	—	406,900	508,625	—	—	—	—
	3/4/2020	2/25/2020	—	—	—	—	165,000	27.36	2,977,359
	3/4/2020	2/25/2020	—	—	—	27,500	—	—	752,400
Michael P. Smith	—	—	—	198,000	247,500	—	—	—	—
	3/4/2020	2/25/2020	—	—	—	—	39,000	27.36	703,739
	3/4/2020	2/25/2020	—	—	—	6,500	—	—	177,840
Shawnte M. Mitchell	—	—		193,500	241,875	—	—	—	—
	4/20/2020	3/17/2020	—	—	—	—	110,000	26.68	1,914,759
Bradley S. Galer, M.D.	—	—	—	202,500	253,125	—	—	—	—
	3/4/2020	2/25/2020	—	—	—	—	39,000	27.36	703,739
	3/4/2020	2/25/2020	—	—	—	6,000	—	—	164,160
Ashish M. Sagrolikar	—	—	—	191,250	239,063	—	—	—	—
	3/4/2020	2/25/2020	—	—	—	—	60,000	27.36	1,082,676
	3/4/2020	2/25/2020	—	—	—	10,000	—	—	273,600
Gail M. Farfel, Ph.D.	—	—	—	198,000	247,500	—	—	—	—
	3/4/2020	2/25/2020	—	—	—	—	35,000	27.36	631,561
	3/4/2020	2/25/2020	—	—	—	6,500	—	—	177,840

(1)	Amounts in this column represent target and maximum cash performance bonus opportunities for the named executive officers in 2020 under our executive bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.”

(2)	The RSUs vest over a four-year period at the rate of 25% of the RSUs on each of March 15, 2021, 2022, 2023 and 2024, subject to continuous service through each vesting date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.

(3)	The option awards vest in equal monthly installments over the four-year period of continuous service following the grant date. All option awards have a 10-year term from the grant date. For a description of the accelerated vesting applicable to the foregoing equity awards, see “Employment Agreements” below.

(4)	The applicable grant-date fair value of each option and RSU award was calculated in accordance with ASC 718. For a discussion of our valuation methodology used, see Note 14 to our consolidated financial statements for the year-end December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2021. These amounts do not reflect whether the recipient has actually realized or will realize. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer’s continued service to us.

Discussion of Summary Compensation and Grants Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2020 Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our employment agreements and compensation plans and arrangements is set forth below.

Employment Agreements

Pursuant to the employment agreements with each of our executive officers, if we terminate such officer’s employment without cause (as defined below) or such officer resigns for good reason (as defined below) or such officer’s employment is terminated as a result of his or her death or following his or her permanent disability, the executive officer or his or her estate, as applicable, is entitled to the following payments and benefits: (1) his or her fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award or agreement, health benefits plan or other group benefit plan to which he or she may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of his or her base salary as in effect immediately prior to the date of

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termination; (3) continuation of health benefits for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such officer remained continuously employed by us during such period.

If a named executive officer is terminated without cause or resigns for good reason during the period commencing 60 days prior to a change in control (as defined below) or 12 months following a change in control, such officer shall be entitled to receive, in addition to the severance benefits described above, a lump sum cash payment in an amount equal to his or her bonus (as defined below) for the year in which the termination of employment occurs. In addition, in the event of a change in control, the vesting and exercisability of 50% of the executive officer’s outstanding unvested stock awards shall be automatically accelerated and, in the event an executive officer is terminated without cause or resigns for good reason within three months prior to or 12 months following a change in control, the vesting and exercisability of 100% of the executive officer’s outstanding unvested equity awards shall be automatically accelerated (although the service-based RSUs granted to the executives will not be eligible to receive the enhanced change in control vesting pursuant to this provision based on an involuntary termination without cause or resignation for good reason preceding a change in control, in which case the standard acceleration upon an involuntary termination will apply). For a further description of the potential compensation payable to our named executive officers under their employment agreements, please see “— Potential Payments Upon Termination or Change in Control” below.

Ms. Mitchell’s employment agreement provides she will be eligible to receive relocation assistance and related tax gross-ups to the extent such relocation payments are taxable income to her up to an aggregate of $100,500. In the event Ms. Mitchell terminates her employment without good reason within one year following the date upon which she relocates to the San Francisco Bay Area, she will be required to repay a pro rata portion of the relocation payments and any related tax gross-up payment based on the number of days elapsed in the one year period ending on the first anniversary of her relocation date.

Mr. Sagrolikar’s employment agreement provides that he will be eligible to receive relocation assistance (and related tax-gross ups to the extent such relocation payments are taxable income to him) up to an aggregate of $220,000, plus temporary housing at our expense until his relocation to the San Francisco Bay Area (but in no event beyond December 31, 2021).

For purposes of the employment agreements, “cause” generally means an executive officer’s (1) commission of an act of fraud, embezzlement or dishonesty or some other illegal act that has a material adverse impact on us or any successor or affiliate of ours, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony, (3) unauthorized use or disclosure of our confidential information or trade secrets or any successor or affiliate of ours that has, or may reasonably be expected to have, a material adverse impact on any such entity, (4) gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate of ours, or any other material misconduct on the part of the executive officer, (5) ongoing and repeated failure or refusal to perform or neglect of his or her duties as required by his or her employment agreement, which failure, refusal or neglect continues for 15 days following his or receipt of written notice from our board of directors, Chief Executive Officer or supervising officer, as applicable, stating with specificity the nature of such failure, refusal or neglect, or (6) breach of any policy of ours or any material provision of his or her employment agreement.

For purposes of the employment agreements, “good reason” generally means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation, unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform his or her duties, or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of ours of its obligations to the executive officer under his or her employment agreement.

For purposes of the employment agreements, “bonus” generally means an amount equal to the average of the bonuses awarded to the named executive officer for each of the three fiscal years prior to the date of his or her termination of employment, or such lesser number of years as may be applicable if the executive officer has not been employed for three full years on the date of termination of employment. For any partial fiscal year occurring because the executive commenced employment during that year, the executive’s “bonus” for that year shall be annualized as part of the bonus calculation.

For purposes of the employment agreements, “change in control” has the same meaning as such term is given under the terms of our 2010 Equity Incentive Award Plan. Under the plan, a change in control is generally defined as:

•	the acquisition by any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

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•	during any two-year period, individuals who, at the beginning of such period, constitute our board of directors together with any new director(s) whose election by our board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or (1) a merger, consolidation, reorganization, or business combination or (2) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

◦	which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

◦	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or our successor; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of us or our successor solely as a result of the voting power held in us prior to the consummation of the transaction.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2020.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Stephen J. Farr, Ph.D.	3/4/2020(5)	30,938	134,062	27.36	3/4/2030	—	—
	3/4/2020	—	—	—	—	27,500	549,725
	3/22/2019	70,000	90,000	52.66	3/22/2029	—	—
	3/22/2019	—	—	—	—	15,000	299,850
	3/15/2018	110,000	50,000	42.65	3/15/2028	—	—
	3/15/2018	—	—	—	—	10,000	199,900
	3/14/2017	75,625	10,312	10.20	3/14/2027	—	—
	3/14/2016	90,767	—	10.35	3/14/2026	—	—
	5/13/2015	93,750	—	11.04	5/13/2025	—	—
	3/17/2015	26,583	—	10.64	3/17/2025	—	—
	3/25/2014	43,749	—	24.56	3/25/2024	—	—
	3/15/2013	69,373	—	15.92	3/15/2023	—	—
	4/27/2012	87,499	—	15.04	4/27/2022	—	—
	3/01/2011	31,249	—	33.92	3/1/2021	—	—
Michael P. Smith	3/4/2020(5)	7,313	31,687	27.36	3/4/2030
	3/4/2020	—	—	—	—	6,500	129,935
	3/22/2019	27,891	35,859	52.66	3/22/2029	—	—

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	3/22/2019	—	—	—	—	6,093	121,799
	3/15/2018	25,781	11,719	42.65	3/15/2028	—	—
	3/15/2018	—	—	—	—	3,124	62,449
	1/16/2017(6)	64,688	2,812	10.35	1/16/2027	—	—
Shawnte M. Mitchell	4/20/2020(6)	—	110,000	26.68	4/19/2030	—	—
Bradley S. Galer, M.D.	3/4/2020(5)	7,313	31,687	27.36	3/4/2030
	3/4/2020	—	—	—	—	6,500	129,935
	3/22/2019	27,891	35,859	52.66	3/22/2029	—	—
	3/22/2019	—	—	—	—	6,093	317,628
	3/15/2018	25,781	11,719	42.65	3/15/2028	—	—
	3/15/2018	—	—	—	—	3,124	162,854
	3/14/2017	56,250	3,750	10.20	3/14/2027	—	—
	3/14/2016	60,000	—	10.35	3/14/2026	—	—
	10/05/2015	28,500	—	13.32	10/5/2025	—	—
	3/17/2015	28,125	—	10.64	3/17/2025	—	—
	6/02/2014	8,125	—	16.64	6/2/2024	—	—
	12/17/2013	53,125	—	24.16	12/17/2023	—	—
Ashlish M. Sagrolikar	3/4/2020(5)	11,250	48,750	27.36	3/4/2030	—	—
	3/4/2020	—	—	—	—	10,000	199,900
	3/22/2019	27,891	35,859	52.66	3/22/2029	—	—
	3/22/2019	—	—	—	—	6,093	121,799
	7/2/2018(6)	60,417	39,583	43.70	7/2/2028	—	—
	7/2/2018(7)	—	—	—	—	7,500	149,925
Gail M. Farfel, Ph.D.	3/4/2020(5)	6,563	28,437	27.36	3/4/2030	—	—
	3/4/2020	—	—	—	—	6,000	119,940
	3/22/2019	27,891	35,859	52.66	3/22/2029	—	—
	3/22/2019	—	—	—	—	6,093	121,799
	3/15/2018	27,500	12,500	42.65	3/15/2028	—	—
	3/15/2018	—	—	—	—	3,250	64,968
	3/14/2017	49,219	3,281	10.20	3/14/2027	—	—
	3/14/2016	45,000	—	10.35	3/14/2026	—	—
	10/05/2015	14,250	—	13.32	10/5/2025	—	—
	7/01/2015	30,289	—	13.96	7/1/2025	—	—

(1)	Vesting of each stock option and stock award is contingent upon the named executive officer’s continued service, except as may be accelerated on certain events described above under “—Employment Agreements” and under “—Potential Payments Upon Termination or Change in Control” described below.

(2)	Except as described below in footnotes 5 and 6, all option awards have a term of ten years from the date of grant and vest in successive equal monthly installments over a four-year period of continuous service following the grant date.

(3)	Except as described below in footnote 7, the RSUs vest in a series of four successive equal annual installments on each March 15 of the first four calendar years following the calendar year in which the grant date occurs.

(4)	Market value is calculated based on the closing price of our common stock of $19.99 per share on December 31, 2020 times the number of shares subject to the stock award.

(5)	The option award vests in a series of forty-eight (48) successive, equal monthly installments with the first tranche vesting on April 15, 2020.

(6)	25% of the shares underlying the options vest on the first anniversary of the grant date and the remaining 75% vest in successive equal monthly installments over the following 36 months of continuous service.

(7)	The RSUs vest over a four-year period at the rate of 25% of the stock award on each of the first four anniversaries of the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and stock awards that vested during 2020 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen J. Farr, Ph.D.	43,886	1,420,338	37,500	993,400
Michael P. Smith	22,500	932,465	3,595	79,126
Shawnte M. Mitchell	—	—	—	—
Bradley S. Galer, M.D.	—	—	13,595	360,326
Ashish M. Sagrolikar	—	—	5,782	154,187
Gail M. Farfel, Ph.D.	—	—	12,407	326,541

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(1)	The amount shown for value realized on exercise of stock options equals (i) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (ii) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.

(2)	The value realized is based on the closing price of our common stock on the vesting date as reported on the Nasdaq Stock Market multiplied by the number of RSUs vested.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments to our named executive officers in four scenarios: (1) upon termination by us without cause or the executive’s resignation for good reason apart from a change in control (“CIC”); (2) upon termination by us following the executive’s permanent disability or as a result of the executive’s death; (3) upon termination by us without cause or the executive’s resignation for good reason within three months prior to or 12 months following a CIC; or (4) in the event of a CIC without a termination of employment. The table assumes that the termination of employment or CIC, as applicable, occurred on December 31, 2020. The definitions of “cause”, “good reason” and “bonus” are contained in the applicable employment agreement for each of our named executive officers, which are described above under the heading “— Employment Agreements.”

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Triggering Event	Lump Sum Cash Severance ($)(1)	Accelerated Options ($)(2)	Accelerated RSUs ($)(3)	Health Benefits ($)(4)	Total ($)
Stephen J. Farr, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	626,000	100,954	337,331	30,061	1,094,346
Death/Disability	626,000	100,954	337,331	30,061	626,000
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	956,200	100,954	1,049,475	30,061	2,136,690
CIC Only (Continued Employment)	—	50,477	524,738	—	575,215
Michael P. Smith
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	440,000	27,108	104,308	23,541	594,957
Death/Disability	440,000	27,108	104,308	23,541	594,957
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	612,857	27,108	314,183	23,541	977,689
CIC Only (Continued Employment)	—	13,554	157,092	—	170,646
Shawnte M. Mitchell
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	430,000	—	—	22,922	452,922
Death/Disability	430,000	—	—	22,922	452,922
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	616,530	—	—	22,922	639,452
CIC Only (Continued Employment)	—	—	—	—	—
Bradley S. Galer, M.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	450,000	36,713	104,308	40,046	631,067
Death/Disability	450,000	36,713	104,308	40,046	631,067
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	627,747	36,713	314,183	40,046	1,018,689
CIC Only (Continued Employment)	—	18,357	157,092	—	175,449
Ashish M. Sagrolikar
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	425,000	—	165,537	26,161	616,698
Death/Disability	425,000	—	165,537	26,161	616,698
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	590,327	—	471,624	26,161	1,088,112
CIC Only (Continued Employment)	—	—	235,812	—	235,812
Gail M. Farfel, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	440,000	32,121	103,068	29,429	604,618
Death/Disability	440,000	32,121	103,068	29,429	604,618
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	611,257	32,121	306,707	29,429	979,514
CIC Only (Continued Employment)	—	16,061	153,354	—	169,415

(1)	Lump sum cash severance amount represents 12 months of base salary for each named executive officer (except in the event of an involuntary termination without cause or resignation for good reason within 60 days prior to, or 12 months following a change in control, in which case each named executive officer is entitled to receive 12 months of base salary plus the average of his or her bonus awarded for fiscal 2020, 2019 and 2018 (or such lesser number of years he or she has been employed by us)). The definition of “bonus” is described above under the heading “Employment Agreements.”

(2)	The value attributable to the accelerated options represents the excess of the fair market value of our common stock of $19.99 on December 31, 2020 over the exercise price of the unvested options the vesting of which accelerates in connection with the specified event. In the event of an involuntary termination without cause or resignation for good reason apart from a CIC and death/disability, shares subject to acceleration represent the vesting and exercisability of outstanding unvested option awards as to the number of option awards that would have vested over the 12-month period following termination had such officer remained continuously employed by us during such period. In the event of a change in control, shares subject to acceleration represent the vesting and exercisability of 50% of all outstanding unvested option awards and, in the event an executive officer is terminated without cause or resigns for good reason within three months prior to (as opposed to 60 days prior to for cash severance) or 12

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months following a change in control, shares subject to acceleration represent the vesting and exercisability of 100% of all outstanding unvested option awards.

(3)	Represents the aggregate value of the accelerated vesting of RSU awards, calculated by multiplying the fair market value of our common stock of $19.99 on December 31, 2020 by the number of RSUs the vesting of which accelerates in connection with the applicable triggering event. In the event of an involuntary termination without cause or resignation for good reason apart from a CIC and death/disability, shares subject to acceleration represent the vesting and exercisability of outstanding unvested RSUs as to the number of RSUs that would have vested over the 12-month period following termination had such officer remained continuously employed by us during such period. In the event of a change in control, shares subject to acceleration represent the vesting and exercisability of 50% of all outstanding unvested RSU awards and, in the event an executive officer is terminated without cause or resigns for good reason within 12 months following a change in control, shares subject to acceleration represent the vesting and exercisability of 100% of all outstanding unvested RSUs.

(4)	Represents the value of the continuation of health benefits for a period of 12 months following the date of the named executive officer’s termination.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, using the required calculations. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

As of December 31, 2020, our employee population consisted of 212 individuals. To identify the median employee for fiscal 2020, we looked at our employee population as of December 31, 2020 and determined each such employee’s fiscal 2020 compensation consisting of base salary and performance bonus, our consistently applied compensation measure. Additional information regarding our methodology includes the following:

•	for employees who were hired in 2020, but did not work for us for the entire fiscal year, we annualized their compensation as if they had been employed by us for all of 2020;

•	no cost of living adjustment was applied;

•	for an employee paid in a currency other than U.S. dollars, their compensation was converted into U.S. dollars, using exchange rates as of December 31, 2020; and

•	three employees located in Japan were excluded from our employee population, as permitted under SEC rules, because they represented less than 5% of our employee population.

To calculate the 2020 pay ratio, we calculated the components of the median employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

For 2020, our last completed fiscal year:

•	our Chief Executive Officer’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,747,509; and

•	our median employee’s annual total compensation was $262,934.

Based on this information, our 2020 Chief Executive Officer to median employee pay ratio was approximately 18 to 1.

This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

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Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2020 (in thousands, except per share data).

	(A) Number of Securities To Be Issued Upon Exercise Outstanding Options, Warrants and Rights(2)	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Right(3)	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders:
Equity compensation plans approved by security holders(1)(4)	5,189	$28.28	3,899
Equity compensation plans not approved by security holders(1)	514	$36.77	—
Total Equity Incentive Plans (1)	5,703		3,899

(1)	The material features of our equity incentive plans are more fully described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021.

(2)	Includes shares subject to outstanding options and RSUs granted under our equity compensation plans.

(3)	The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(4)	Represents 497,852 shares available for issuance under the 2020 Employee Stock Purchase Plan as of December 31, 2020 (all of which were eligible to be purchased during the offering period in effect on such date), and 3,401,157 available for future issuance under our Restated 2010 Equity Incentive Award Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and series of similar transactions, since the beginning of fiscal year 2020, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We have a written policy which requires that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved by our audit committee. We have not and will not adopt written procedures for review of, or standards for approval of, these transactions, but instead we intend to review such transactions on a case by case basis. In addition, our compensation committee will approve all compensation-related policies.

Employment and Release Agreements

We have entered into employment agreements all of our named executive officers. For further information, see “Compensation Discussion and Analysis — Employment Agreements.”

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

OTHER MATTERS

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe all Section 16(a) reporting requirements applicable to our officers, directors and greater than 10% beneficial owners during 2020 were complied with, except as set forth herein. The Form 4s to report the annual option awards made pursuant to our director compensation policy on the date of our 2020 annual meeting of stockholders to Drs. Breitmeyer and Tannenbaum, Messrs. Bock, Garner, Mast and Wiggins were inadvertently filed late on their behalf on June 29, 2020, which reports were due on June 2, 2020. Each such Form 4 related to one transaction: an annual option award made pursuant to our director compensation policy on the date of our 2020 annual meeting of stockholders. In addition, we are aware of a Form 4 that was filed late for Mr. Garner with respect to a single transaction in March 2020.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2022, including any stockholder nominations for election to the board of directors, must be received by us no later than December         , 2021, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2021 annual meeting of stockholders, such a proposal must be received by us no earlier than January 27, 2022 and no later than February 26, 2022. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days in advance of such annual meeting, or if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to

65

give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Zogenix, Inc., 5959 Horton Street, Suite 500, Emeryville, California 94608, Attention: Corporate Secretary.

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Stephen J. Farr, Ph.D. Chief Executive Officer and Director

Emeryville, California

April        , 2021

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APPENDIX A

ZOGENIX, INC.

2010 EQUITY INCENTIVE PLAN

A-1

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ZGNX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Online check-in will begin at 8:45 a.m., Pacific Time, on May 27, 2021.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48901-P52554

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZOGENIX, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. James B. Breitmeyer, M.D., Ph.D.	☐	☐	☐
1b. Stephen J. Farr, Ph.D.	☐	☐	☐
1c. Mary E. Stutts	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ZGNX2021. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Online check-in will begin 15 minutes prior to the scheduled start time of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D48902-P52554

ZOGENIX, INC.
Annual Meeting of Stockholders
May 27, 2021 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Stephen J. Farr, Ph.D. and Michael P. Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZOGENIX, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on May 27, 2021 at www.virtualshareholdermeeting.com/ZGNX2021, and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, "FOR" the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

Continued and to be signed on reverse side